UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JACKSAM CORPORATION
(Exact Name of Registrant as specified in its charter)

Nevada	3999	16-0383696
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30191 Avenida de Las Banderas Ste B

Rancho Santa Margarita, CA 92688

Tel: (800) 605-3580

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark Adams

Chief Executive Officer

30191 Avenida de Las Banderas Ste B

Rancho Santa Margarita, CA 92688

Tel: (800) 605-3580

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Bryan R. Clark, Esq.
Bryan R. Clark P.C.
8925 W. Russell Rd., Ste 150
Las Vegas, NV 89148
Telephone: (702) 527-5277

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share, underlying debentures (3)	8,592,500	$0.20	$1,718,500	$-
Shares of Common Stock, par value, $0.001 per share, underlying warrants (4)	5,000,000	$0.20	$1,000,000	$-
Total	13,592,500		$2,718,500	$329.48

(1)	The shares of common stock being registered hereunder are being registered for resale by the selling stockholders named in the accompanying prospectus.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Represents shares of common stock issuable upon conversion of debentures, offered by the selling stockholders named in this prospectus.

(4)	Represents shares of common stock issuable upon exercise of warrants at an exercise price of $0.001 per share, offered by the selling stockholder named in the accompanying prospectus.

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 14, 2018

JACKSAM CORPORATION

13,592,500 Shares

Common Stock

This prospectus relates to the sale, from time to time, by the selling stockholders identified in this prospectus (each, a “Selling Stockholder”) of up to 13,592,500 shares of our common stock, par value $0.001 per share, consisting of: (i) 8,592,500 shares of common stock issuable upon conversion of outstanding debentures; and (ii) 5,000,000 shares of common stock issuable upon exercise of outstanding warrants (the “Resale Shares”).

The Resale Shares may be sold by the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” beginning on page 50 of this prospectus.

The Selling Stockholders may sell some or all of their Resale Shares from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders. However, we will receive proceeds for any exercise of warrants, but not for the subsequent sale of the shares underlying the warrants. We will bear all costs relating to the registration of the Resale Shares. All selling and other expenses incurred by a Selling Stockholder will be borne by the Selling Stockholder.

Investing in our common stock is highly speculative and involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

You should reply only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2018

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You should rely only on the information contained in this prospectus. We have not, and no Selling Stockholder has, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is any Selling Stockholder seeking an offer to buy, securities in any state where the offer or solicitation is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations, and prospects may have changed since such date.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock (referred to herein as the “Company,” “CGND,” “we,” “our,” and “us”). You should read this entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition or Plan of Operations,” and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision.

Overview

We were originally incorporated in the State of Nevada on September 21, 1989. Since inception, the Company has engaged in a variety of businesses. On September 14, 2018, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger”) pursuant to which we acquired, as our wholly-owned operating subsidiary, Jacksam Corporation, which designs, manufactures and sells oil vaporizer cartridges and filling machines, primarily for use in the medical cannabis, hemp, and CBD industries. See “Description of Business” below. Prior to the Merger, we were a dormant company without any active operations and we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act of 1934, as amended, or the “Exchange Act”). As a result of the Merger, we have ceased to be a shell company, and have continued to operate the business of Jacksam Corporation. Subsequently, as reported on our Form 10-Q filed November 5, 2018, we merged our wholly owned operating subsidiary into the parent in a transaction filed October 24, 2018 and effective November 5, 2018, and in connection with that transaction amended our articles of incorporation to change our name from China Grand Resorts, Inc. to Jacksam Corporation (the “Short Form Merger”).

Corporate History

We were originally incorporated on September 21, 1989, under the name Fulton Ventures, Inc. On September 19, 2002, we changed our name to Asia Premium Television Group, Inc. to more accurately reflect our business at the time. On November 16, 2009, we changed our name to China Grand Resorts, Inc. to more accurately reflect its then business efforts. Commencing in 2002, we acquired and sold a series of subsidiary entities that were incorporated in various foreign jurisdictions, including the People’s Republic of China, or PRC, Macau, Hong Kong and the British Virgin Islands. Through 2009, these subsidiaries engaged in a variety of businesses, including, principally, marketing, brand management, advertising, media planning, public relations and direct marketing services to clients in the PRC.

The Company discontinued filing periodic reports under the Securities Exchange Act after it filed a quarterly report on Form 10-Q for the period ended June 30, 2014 on August 14, 2014. As reported in the Company’s annual report on Form 10-K for the year ended September 20, 2013 and the June 2014 10-Q, the Company was engaged, through its subsidiaries, in the provision of mobile phone based services in the PRC through Sun New Media Transaction Services Ltd., a Hong Kong corporation, and real estate investment in the PRC through Key Proper Holdings Limited, a British Virgin Islands corporation.

The Company was inactive until Bryan Glass was appointed to serve as the custodian of the Company pursuant to an order of the District Court of Clark County, Nevada, dated April 4, 2016.

Recent Developments

As previously reported on Form 8-K filed September 17, 2018, we acquired Jacksam Corporation via the Merger on September 14, 2018, which we operated as our wholly-owned subsidiary and sole business. Effective November 5, 2018, via the Short Form Merger we merged our operating subsidiary into us and, in connection with that transaction, changed our name to Jacksam Corporation.

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Immediately prior to the Merger, we had 33,272,311 shares of our Common Stock issued and outstanding and no shares of preferred stock or any securities convertible into any class of our capital stock issued and outstanding. Per the Merger, each of the 149,870 shares of the pre-Merger Jacksam’s Common Stock issued and outstanding immediately prior to the Merger was converted into shares of our Common Stock at a ratio of 1:300.26023 for a total of 45,000,000 shares of our Common Stock. Additionally, (i) the rights to purchase common stock of Jacksam as contained in those certain Convertible Debentures of Jacksam (the “2017 Debentures”) originally issued between November 2017 and January 2018 in total principal amount of $1,718,500 and issued and outstanding immediately prior to the closing of the Merger were converted into a corresponding right to purchase shares of our Common Stock at a conversion price of $0.20 per share, or 8,592,500 shares in total; (ii) the rights to purchase common stock of Jacksam as contained in those certain Convertible Notes of Jacksam (the “2018 Notes”) originally issued in 2018 in total principal amount of $1,500,000 and issued and outstanding immediately prior to the closing of the Merger were converted into a corresponding right to purchase shares of our Common Stock at a conversion price of $0.90 per share, or 1,666,667 shares in total; and (iii) the warrant held by Altar Rock Capital (the “Altar Rock Warrant”) to purchase 16,652 shares of common stock of Jacksam was converted into the right to purchase 5,000,000 shares of our Common Stock at an exercise price of $0.001 per share for a total exercise price of $5,000.00. As a result, an aggregate of 60,259,167 shares of our Common Stock, including rights pursuant to the 2017 Debentures, the 2018 Notes, and the Altar Rock Warrant to acquire our Common Stock, were issued to the pre-Merger holders of Jacksam’s capital stock and convertible securities; provided, however, that the number of shares of our Common Stock issuable to any holder of a 2017 Debenture and to the holder of the Altar Rock Warrant may not, in any instance, exceed 4.99% of our then issued and outstanding Common Stock. Finally, 30 million shares of our Common Stock, purchased by Jacksam from Bryan Glass on September 14, 2018 for total consideration of $340,000, our former controlling shareholder, officer and director, were returned to treasury by Jacksam and cancelled.

Following the Merger and the related share issuances and cancellations, we have a total of 48,272,311 shares of our common stock issued and outstanding, plus rights to acquire an additional 15,259,167 shares of our common stock outstanding, for a total potential share count of 63,531,478 shares of our common stock in the event that all of the 2017 Debentures, the 2018 Notes and the Altar Rock Warrant were to be converted into our common stock.

The 2017 Debentures and the associated Registration Rights Agreement require us to file a registration statement covering the resale of the 8,592,500 shares of our common stock issuable upon conversion of the 2017 Debentures. The terms of the Altar Rock warrant similarly require us to file a registration statement covering the 5,000,000 shares of our common stock issuable upon exercise of the Altar Rock Warrant.

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THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock” on page 51.

Common Stock offered by the Selling Stockholders:

up to 13,592,500 shares of our common stock, par value $0.001 per share, consisting of: (i) 5,000,000 shares of common stock issuable upon exercise of outstanding warrants; and (ii) 8,592,500 shares of common stock issuable upon conversion of outstanding debentures (the “Resale Shares”)

Common Stock outstanding before this offering:	48,272,311shares (1)

Common Stock to be outstanding immediately after this offering:	61,864,811 shares (2)

Use of proceeds:

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders pursuant to this prospectus. However, we will receive proceeds for any exercise of Altar Rock Warrant, which is exerciseable at $0.001 per share, but not for the subsequent sale of the shares underlying the warrants, which we are hereby registering. See “Use of Proceeds” on page 17 of this prospectus.

Terms of the Offering:	The Selling Stockholder will determine when and how they will sell the common stock offered in this prospectus.

Risk Factors:

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in our common stock.

OTCPK Ticker Symbol:	CGND

(1)	Based on shares of common stock issued and outstanding as of November 12, 2018.
(2)	Assumes full conversion of the 2017 Debentures and the Altar Rock Warrant by the Selling Shareholders.

Business Address and Telephone Number

Our address is 30191 Avenida de Las Banderas Ste B, Rancho Santa Margarita, CA 92688, and our telephone number at such address is (800) 605-3580.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in this prospectus, including our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. If any of the events or developments described below occur, our business, financial condition, or results of operations could be negatively affected. In that case, the market price of our common stock could decline, and investors could lose all or part of their investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

Risks Related to Our Business and Strategy

We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.

Historically, we have raised equity capital, including debt convertible into equity capital, to support and expand our operations. To the extent that we raise additional equity capital, existing shareholders will experience a dilution in the voting power and ownership of their common stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet any debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

Even if we obtain more customers, there is no assurance that we will make a profit.

We have not earned a profit since inception. Even if we obtain more customers or increase sales to our existing customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

Cannabis is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

At present, 30 states and the District of Columbia allow their citizens to use medical cannabis. Additionally, 9 states have approved legalization of cannabis for adult recreational use. The laws of these states are in conflict with the Federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and imprisonment, the maximum being life imprisonment and a $50 million fine. Any such change in the federal government’s enforcement of current federal laws will cause significant financial damage to us.

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Previously, the Obama administration, memorialized in what has come to be commonly known as the Cole Memorandum, took the position that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. The Trump administration has revised this policy. Specifically, Attorney General Jeff Sessions has rescinded the Cole Memorandum guidance in favor of deferral of any enforcement of federal regulation to the individual states’ US Attorney.

Even under the prior Cole Memorandum guidance, the Department of Justice stated that it would continue to enforce the Controlled Substance Act with respect to cannabis to prevent:

•	the distribution of cannabis to minors;
•	criminal enterprises, gangs and cartels receiving revenue from the sale of cannabis;
•	the diversion of cannabis from states where it is legal under state law to other states;
•	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
•	violence and the use of firearms in the cultivation and distribution of cannabis;
•	driving while impaired and the exacerbation of other adverse public health consequences associated with cannabis use;
•	the growing of cannabis on public lands; and
•	cannabis possession or use on federal property.

Despite the rescission of the Cole Memorandum, certain other protections for state-legal cannabis businesses remain in place via budgetary an element embedment which limits funding of any enforcement of anti-cannabis legislation. However, being an amendment to an appropriations bill, those protections must be renewed annually. The currently enacted Commerce, Justice, Science, and Related Agencies Act, which includes the protective embedment (the Rohrabacher-Farr Amendment), is effective by passage of a short-term continuing resolution only through December 8, 2017, and Attorney General Jeff Sessions has urged members of Congress to not renew the amendment.

Since the use of cannabis is illegal under federal law, federally chartered banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appears to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services. Further, in a February 6, 2018, Forbes article, United States Secretary of the Treasury, Steven Mnuchin, is reported to have testified that his department is “reviewing the existing guidance.” But he clarified that he doesn’t want to rescind it without having an alternate policy in place to address public safety concerns.

Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

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We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restriction to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing operations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise, and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure that we will be able to:

•	expand our products effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	meet our capital needs;

•	identify and hire qualified employees or retain valued employees; or

•	effectively incorporate the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

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Our future success depends, in part, on our ability to expand our product and service offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products and related services to our customers. The processes of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict our customers’ changing needs and emerging trends, our business could be harmed. We have already and may have to continue to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion, and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify additional new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our future success depends on our ability to grow and expand our customer base. Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth has been derived from the sale of our products. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business.

Our suppliers could fail to fulfill our orders for parts used to assemble our products, which would disrupt our business, increase our costs, harm our reputation, and potentially cause us to lose our market.

We depend on third party suppliers in The People’s Republic of China for manufacture of our products, namely our 710 Shark machine and some of proprietary cartridges. Our suppliers could fail to produce products to our specifications or in a workmanlike manner and may not deliver the material or products on a timely basis. Our suppliers may also have to obtain inventories of the necessary parts and tools for production. Any change in our suppliers’ approach to resolving production issues could disrupt our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers, providing specifications and testing initial production. Such disruptions in our business and/or delays in fulfilling orders could harm our reputation and could potentially cause us to lose our market.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition, and our results of operations.

At present we have only a single patent, issued by The People’s Republic of China, for our 710 Shark filling machine. We do not have any other US or foreign patents. We may be unable to obtain intellectual property rights to effectively protect our branding, products, and other intangible assets. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our branding, products, and other intangible assets, our revenue and earnings, financial condition, or results of operations could be adversely affected.

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We also rely on non-disclosure and non-competition agreements to protect portions of our intellectual property portfolio. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that third parties will not otherwise gain access to our trade secrets or proprietary knowledge, or that third parties will not independently develop competitive products with similar intellectual property. This practice is a recent development. Historically we did not require all customers to sign non-disclosure and non-competition agreements. These documents were recently added to our document proposal package which are required for all sales over $2,500.

We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to increase sales of existing products and launch new product offerings.

If we fail to retain key personnel and hire, train and retain qualified employees, we may not be able to compete effectively, which could result in reduced revenue or increased costs.

Our success is highly dependent on the continued services of key management and technical personnel. Our management and other employees may voluntarily terminate their employment at any time upon short notice. The loss of the services of any member of the senior management team, including our Chief Executive Officer, Mark Adams; our Chief Financial Officer, Michael Sakala; or any of the managerial or technical staff may significantly delay or prevent the achievement of product development, our growth strategies and other business objectives. Our future success will also depend on our ability to identify, recruit and retain additional qualified technical and managerial personnel. Competition for qualified personnel is often intense, particularly in the areas of general management, finance, engineering and science, and the process of hiring suitably qualified personnel is often lengthy and expensive and may become more expensive in the future. If we are unable to hire and retain a sufficient number of qualified employees, our ability to conduct and expand our business could be seriously reduced.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.

We face an inherent risk of product liability. For example, we may be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit sales of our products. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our products;

•	injury to our reputation;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to users of our products;

•	product recalls or withdrawals;

•	loss of revenue; and

•	a decline in our stock price.

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In addition, while we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us.

Risks Related to Ownership of our Capital Stock

The trading market for our common stock is limited.

We are quoted on the OTC Markets Group’s pink trading platform under the trading symbol “CGND”. The OTC Markets Group is regarded as a junior trading venue. This may result in limited shareholder interest and hence lower prices for our common stock than might otherwise be obtained.

There is not any significant trading activity in our Common Stock or a market for shares of our Common Stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our Common Stock must bear the economic risk of holding those shares for an indefinite period of time. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange, and our Common Stock may be quoted on the OTC pink system for the foreseeable future. In these marketplaces, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our Common Stock and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, investors may be unable to resell shares of our Common Stock at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our Common Stock as consideration.

Our principal stockholders, executive officers and directors own a significant percentage of our common stock and will be able to exert a significant control over matters submitted to the stockholders for approval.

Our officers and directors, and stockholders who own more than 5% of our common stock beneficially own a substantial majority of our common stock. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. These stockholders, if they acted together, could significantly influence all matters requiring approval by the stockholders, including the election of directors. The interests of these stockholders may not always coincide with the interests of other stockholders.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.

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Our reporting obligations as a public company place a significant strain on our management, operational and financial resources, and systems for the foreseeable future. Annually, we are required to prepare a management report on our internal control over financial reporting containing our management’s assessment of the effectiveness of our internal control over financial reporting. Management has presently concluded that our internal control over financial reporting is effective and has reported such in management’s report in our Form 10-Q filed November 5, 2018. In the event that the Company’s status with the SEC changes to that of an accelerated filer from a smaller reporting company, our independent registered public accounting firm will be required to attest to and report on our management’s assessment of the effectiveness of our internal control over financial reporting. Under such circumstances, even if our management concludes that our internal control over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control. The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to our business;

•	the emergence of new competitors or new technologies;

•	operating and market price performance of other companies that investors deem comparable;

•	changes in our Board or management;

•	sales or purchases of our common stock by insiders;

•	commencement of, or involvement in, litigation;

•	changes in governmental regulations, in particular with respect to the cannabis industry; and

•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to our Board of Directors and management.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

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The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

•	In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person, and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

•	The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We may have material liabilities that were not discovered before, and have not been discovered since, the closing of the Merger.

As a result of the Merger, our prior business plan and management was abandoned and replaced with the business and management team of Jacksam. Prior to the Merger, there were no relationships or other connections among the businesses or individuals associated with the two pre-Merger entities. As a result, we may have material liabilities based on activities before the Merger that have not been discovered or asserted. We could experience losses as a result of any such undisclosed liabilities that are discovered in the future, which could materially harm our business and financial condition. Although the agreement entered into in connection with the Merger contains customary representations and warranties from both pre-Merger entities concerning their respective assets, liabilities, financial condition and affairs, there may be limited or no recourse against the pre-Merger stockholders or principals in the event those representations prove to be untrue. As a result, our current and future stockholders will bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

We may be exposed to additional risks as a result of “going public” by means of a reverse acquisition transaction.

We may be exposed to additional risks because the prior business operations of Jacksam have become a public company through a “reverse acquisition” transaction. There has been increased focus by government agencies on transactions structured similarly to the Merger in recent years, and we may be subject to increased scrutiny by the SEC and other government agencies and holders of our securities as a result of the Merger.

Further, as a result of our existence as a “shell company” under applicable rules of the SEC, prior to the closing of the Merger, we are subject to certain restrictions and limitations for certain specified periods of time relating to potential future issuances of our securities and compliance with applicable SEC rules and regulations. Additionally, our “going public” by means of a reverse acquisition transaction may make it more difficult for us to obtain coverage from securities analysts of brokerage firms following the Merger because of the perceived risk to those brokerage firms of recommending the purchase of our Common Stock. Further, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an initial public offering, or IPO, because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock. The occurrence of any such event could cause our business or stock price to suffer.

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Being a public company is expensive and administratively burdensome.

The costs of preparing and filing annual and quarterly reports, interim reports and other information with the SEC and furnishing audited reports to stockholders are much greater than those of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. However, similar to “emerging growth companies” under the JOBS Act, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in this registration statement. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We do not have a class of our securities registered under Section 12 of the Exchange Act. Until we do, or we become subject to Section 15(d) of the Exchange Act, we will be a “voluntary filer.”

We are not currently required under Section 13 or Section 15(d) of the Exchange Act to file periodic reports with the SEC. We have in the past voluntarily elected to file some or all of these reports to ensure that sufficient information about us and our operations is publicly available to our stockholders and potential investors. Until we become subject to the reporting requirements under the Exchange Act, we are a “voluntary filer” and we are currently considered a non-reporting issuer under the Exchange Act. We will not be required to file reports under Section 13(a) or 15(d) of the Exchange Act until the earlier to occur of: (i) our registration of a class of securities under Section 12 of the Exchange Act, which would be required if we list a class of securities on a national securities exchange or if we meet the size requirements set forth in Section 12(g) of the Exchange Act, or which we may voluntarily elect to undertake at an earlier date; or (ii) the effectiveness of a registration statement under the Securities Act relating to our Common Stock. Until we become subject to the reporting requirements under either Section 13(a) or 15(d) of the Exchange Act, we are not subject to the SEC’s proxy rules, and large holders of our capital stock will not be subject to beneficial ownership reporting requirements under Sections 13 or 16 of the Exchange Act and their related rules. As a result, our stockholders and potential investors may not have available to them as much or as robust information as they may have if and when we become subject to those requirements. In addition, if we do not register under Section 12 of the Exchange Act, and remain a “voluntary filer”, we could cease filing annual, quarterly or current reports under the Exchange Act.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the Merger, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8-K reflecting our status as a non-shell company, was filed with the SEC; (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or (iii) until the effectiveness of a registration statement under the Securities Act relating to our Common Stock. We are currently a “voluntary filer,” and upon effectiveness of a registration statement, or upon our becoming subject to the reporting rules under the Exchange Act, we will not be subject to the reporting requirements under the Exchange Act. Therefore, unless we register such shares of Common Stock for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non- former shell company could cause the market price of our securities to decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the section entitled “Risk Factors” beginning on page 8.

All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this prospectus, except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders pursuant to this prospectus. However, we will receive proceeds for any exercise of the Altar Rock Warrant, but not for the subsequent sale of the shares underlying the Altar Rock Warrant, which we are hereby registering. If the entirety of the Altar Rock Warrant were to be exercised for shares of common stock being registered in this offering, we could receive net proceeds of up to $5,000. We will use these proceeds for general corporate purposes, including for working capital and acquisitions.

We will pay for the expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of any Selling Stockholder legal counsel applicable to any sale of the shares.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the Pink Tier of the OTC Markets Group, Inc. under the symbol “CGND”. The following table sets forth the high and low sale prices for our Common Stock for each quarterly period within the two most recent fiscal years. There has been minimal reported trading to date in the Company’s common stock.

The following table sets forth the high and low closing bid prices for our Common Stock for the fiscal quarter indicated as reported on the OTC. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	2018				2017		2016
	High		Low		High	Low	High	Low
First Quarter ended March 31	$0.15		$0.15		$0.05	$0.05	$1.50	$1.40
Second Quarter ended June 30	$0.20		$0.15		$0.05	$0.05	$1.50	$1.50
Third Quarter ended September 30	$1.25		$0.20		$0.05	$0.05	$1.50	$0.05
Fourth Quarter ended December 31	$3.90	*	$0.30	*	$0.15	$0.05	$0.10	$0.05

*Through November 9, 2018

Holders of Record

As of November 12, 2018, there were 48,272,311 shares of our common stock issued and outstanding. There were 136 stockholders of record at this time.

DIVIDEND POLICY

We have not previously declared nor paid any cash dividend on any shares of our Common Stock, nor have we determined to pay dividends on such shares in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business plan and objectives. The permissibility to pay dividends on our shares if restricted by Section 78.288 of the Nevada Revised Statutes, which provides that a company may not issue a dividend if the result of such dividend would be to make the company have negative retained earnings. There can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance that the Board of Directors will declare dividends even if profitable. Dividend policy is subject to the Nevada Revised Statutes and the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors that our Board of Directors considers significant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

This Management’s Discussion and Analysis or Plan of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our products, fluctuations in pricing for our products, and competition.

The following discussion provides information that management believes is relevant to an assessment and understanding of our past financial condition and plan of operations. The discussion below should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

We were incorporated in the State of Nevada on September 21, 1989 under the name Fulton Ventures, Inc. Since inception, the Company has engaged in a variety of businesses but has been inactive since approximately late 2014. As a result of the Merger that closed September 14, 2018, we acquired and have operated the pre-existing business of our wholly-owned subsidiary, Jacksam Corporation. Effective November 5, 2018, we merged that wholly owned operating subsidiary into us and, in connection with that transaction, changed our name to Jacksam Corporation (the “Short Form Merger”). Since the Merger, our sole business has been the design, manufacture and sale of oil vaporizer cartridges and filling machines, primarily for use in the medical cannabis, hemp, and CBD industries.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements is in conformity with U.S. Generally Accepted Accounting Principles and requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount and estimates of the probability and potential magnitude of contingent liabilities. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future nonconforming events. Accordingly, actual results could differ significantly from estimates.

Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure. The Company has experienced, and in the future, expects to continue to experience, variability in its sales and earnings. The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at large national retail chains where product is expected to be sold, (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

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Principles of Consolidation

The accompanying consolidated financial statements include the accounts of China Grand Resorts, Inc. and its wholly owned subsidiary. All intercompany transactions and balances are eliminated in consolidation.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have a source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully execute the business plan and attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon convertible notes payable and cash flows from operations to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and consist of cash on hand and demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future bad debts, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. All amounts are deemed collectible at September 30, 2018.

Inventory

Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method or net realizable value. Cost principally consists of the purchase price (adjusted for lower of cost or market), customs, duties, and freight. The Company periodically reviews historical sales activity to determine potentially obsolete items and evaluates the impact of any anticipated changes in future demand.

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At September 30, 2018 and December 31, 2017, the Company had $739,095 and $124,121 in inventory, respectively. The September 30, 2018 and December 31, 2017 inventory consisted entirely of finished goods. The Company will maintain an allowance based on specific inventory items that have shown no activity over a 24-month period. The Company tracks inventory as it is disposed, scrapped or sold at below cost to determine whether additional items on hand should be reduced in value through an allowance method. As of September 30, 2018, and December 31, 2017, the Company has determined that an allowance of $0 and $0 is required.

Property, Plant and Equipment

Property and equipment is measured at cost, less accumulated depreciation, and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5 to 7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active;

Quoted prices for similar assets or liabilities in active markets; Inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and an approximate of their fair values because of the short maturity of these instruments.

Binomial Calculation model: The Company uses a binomial calculator model to determine fair market value of warrants and options issued.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Potential common stock equivalents are determined using the treasury stock method. For diluted net loss per share purposes, the Company excludes stock options and other stock-based awards, including shares issued as a result of option exercises but which are subject to repurchase by the Company, whose effect would be anti-dilutive from the calculation. During the three and nine months ended September 30, 2018 and 2017, common stock equivalents were excluded from the calculation of diluted net loss per common share, as their effect was anti-dilutive due to the net loss incurred. Therefore, basic and diluted net loss per share was the same in all periods presented.

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The Company had 5,000,000 and 3,171,048 potentially dilutive securities that have been excluded from the computation of diluted weighted-average shares outstanding as of September 30, 2018 and 2017, as they would be anti-dilutive.

Issuance Costs Related to Equity and Debt

The Company allocates issuance costs between the individual freestanding instruments identified on the same basis as proceeds were allocated. Issuance costs associated with the issuance of stock or equity contracts (i.e., equity-classified warrants and convertible preferred stock) are recorded as a charge against the gross proceeds of the offering. Any issuance costs associated with the issuance of liability-classified warrants are expensed as incurred. Issuance costs associated with the issuance of debt (i.e., convertible debt) is recorded as a direct reduction of the carrying amount of the debt liability but limited to the notional value of the debt. The Company accounts for debt as liabilities measured at amortized cost and amortizes the resulting debt discount to interest expense using the effective interest method over the expected term of the notes pursuant to ASC 835, Interest (“ASC 835”). To the extent that the reduction from issuance costs of the carrying amount of the debt liability would reduce the carrying amount below zero, such excess is recorded as interest expense.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options.” Under the ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for our convertible debt instruments is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on the consolidated balance sheets and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we are required to record non-cash interest expense as a result of the amortization of the discounted carrying value of the convertible debt to their face amount over the term of the convertible debt. We report higher interest expense in our financial results because ASC 470-20 requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest.

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount. When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Derivatives and Hedging

On July 1, 2017, the Company early adopted ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features. The Company has concluded that the retroactive provisions of ASU 2017-11 had no impact on the accounting for the Company’s previously outstanding warrant which had been issued to the warrant holder as stock compensation.

ASU 2017-11 changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. ASU 2017-11 also clarifies existing disclosure requirements for equity- classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, “Debt—Debt with Conversion and Other Options”), including related EPS guidance (ASC 260). Part II of ASU 2017-11 recharacterize the indefinite deferral of certain provisions of ASC 480 that now are presented as pending content in the ASC, to a scope exception. Those amendments do not have an accounting effect.

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Prior to the early adoption of ASU 2017-11, an equity-linked financial instrument with a down round feature that otherwise is not required to be classified as a liability under the guidance in ASC 480 is evaluated under the guidance in ASC 815, “Derivatives and Hedging,” to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting. Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), the existence of a down round feature results in an instrument not being considered indexed to an entity’s own stock. This results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

ASU 2017-11 revises the guidance for instruments with down round features in ASC 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. An entity still is required to determine whether instruments would be classified in equity under the guidance in ASC 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities and embedded conversion options with down round features are no longer bifurcated.

For entities that present EPS in accordance with ASC 260, and when the down round feature is included in an equity-classified freestanding financial instrument, the value of the effect of the down round feature is treated as a dividend when it is triggered and as a numerator adjustment in the basic EPS calculation. This reflects the occurrence of an economic transfer of value to the holder of the instrument, while alleviating the complexity and income statement volatility associated with fair value measurement on an ongoing basis. Convertible instruments are unaffected by ASU 2017-11.

Part I of ASU 2017-11 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. ASU 2017-11 Part 1 should be applied retrospectively to outstanding financial instruments with a down round feature for each prior reporting period presented in accordance with the guidance on accounting changes in paragraphs ASC 250-10-45-5 through 45-10.

The Company has determined that there were no previously outstanding financial instruments that fall under the scope of ASU 2017-11. Therefore, the Company has not determined and has not recorded a cumulative-effect adjustment to the balance sheet.

ASU 2017-11 Part II does not require any transition guidance because those amendments do not have an accounting effect.

The Company considered the impact of Part 1 of ASU 2017-11 and determined the Company had no financial instruments previously carried as derivative liabilities that were deemed to be such on the basis of embedded features containing down round provisions, resulting in the strike price being reduced on the basis of the pricing of future equity offerings. As a result, upon the early adoption provisions of ASU 2017-11, the Company did not record any adjustment to its books to account for any transition accounting issues.

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Stock Based Compensation

The Company accounts for stock-based compensation in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation (“ASC 718”), which requires that stock-based compensation be measured and recognized as an expense in the financial statements and that such expense be measured at the grant date fair value.

For awards that vest based on service conditions, the Company uses the straight-line method to allocate compensation expense to reporting periods. The grant date fair value of options granted is calculated using the Black-Scholes option pricing model, which requires the use of subjective assumptions including volatility, expected term and the fair value of the underlying common stock, among others.

The Company periodically issues performance-based awards. For these awards, vesting will occur upon the achievement of certain milestones. When achievement of the milestone is deemed probable, the Company expenses the compensation of the respective awards over the implicit service period.

Stock awards to non-employees are accounted for in accordance with ASC 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). The measurement date for non-employee awards is generally the date performance of services required from the non-employee is complete. For non-employee awards that vest based on service conditions, the Company expenses the value of the awards over the related service period, provided they expect the service condition to be met. The Company records the expense of services rendered by non- employees based on the estimated fair value of the stock option using the Black-Scholes option pricing model over the contractual term of the non-employee. The fair value of unvested non-employee awards is remeasured at each reporting period and expensed over the vesting term of the underlying stock options on a straight-line basis. The Company adopted ASU No. 2016-09 Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting during the year ended December 31, 2017.

The stock-based compensation plans provide that grantees may have the right to exercise an option prior to vesting. Shares purchased upon the exercise of unvested options will be subject to the same vesting schedule as the underlying options and are subject to repurchase at the original exercise price by the Company should the grantee discontinue providing services to the Company for any reason, prior to becoming fully vested in such shares.

Revenue Recognition

The Company derives revenues from the sale of machines and product income. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services.

Revenue is recognized based on the following five step model:

o	Identification of the contract with a customer

o	Identification of the performance obligations in the contract

o	Determination of the transaction price

o	Allocation of the transaction price to the performance obligations in the contract

o	Recognition of revenue when, or as, the Company satisfies a performance obligation

On January 1, 2017, the Company adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers” and all the related amendments (“new revenue standard”) to all contracts using the modified retrospective method, while prior period amounts are not adjusted and continue to be reported in accordance with historic accounting standards under Topic 605. The adoption has had an immaterial impact to the Company’s comparative net income and as such comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new standard to be immaterial to the Company’s net income on an ongoing basis.

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Cost of Sales

Cost of sales represents costs directly related to supplies and materials, machines, freight & delivery, commissions, printing, packaging and other costs.

Advertising and Marketing Expenses

Advertising & Marketing expense include cost incurred in public relations, online marketing, magazine, social networking etc.

General and Administrative Expenses

General and administrative expenses include costs incurred in wages and salaries, interest expense, interest expense (loans), officer salaries etc. Operating lease expense as on December 31st, 2017 and 2016 was $45,863 and $27,685, respectively.

Income Tax Provision

Since inception of the Company on August 29, 2013 through December 31, 2017, the Company was taxed as a pass-through entity for Federal and State income tax purposes as an S Corporation. For Federal and State Income Tax purposes, income and losses are passed through to the shareholders. The Company has established nexus in California and is subject to the greater of the 1.5% California tax on State taxable income or the California $800 minimum tax.

The Company does not produce, procure, manufacturer or distribute any products that contain a Schedule I substance as defined in the Controlled Substances Act (“CSA”). Therefore, the Company is not subject to Internal Revenue Code Section 280E.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company has generated sales outside of California. However, due to the Company’s historical tax losses, the Company does not believe there is significant state income tax exposure outside of California. As a result, no provision for uncertain tax positions have been recorded.

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For the nine months ended September 30, 2018 and years ended December 31, 2017 and 2016, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2018, December 31, 2017 and 2016, the Company did not have any unrecognized uncertain tax positions.

Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s Financial Statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Subsequent Events

The Company evaluates events occurring after the date of its consolidated balance sheet for potential recognition or disclosure in its consolidated financial statements. There have been no subsequent events that occurred through the date the Company issued its consolidated financial statements that require disclosure in or adjustment to its consolidated financial statements.

Marketable Securities

We report investments in marketable equity securities, and certain other equity securities, at fair value. Unrealized gains and losses on available-for-sale investment securities are included in shareowners’ equity, net of applicable taxes and other adjustments. We currently do not have any available for sale securities.

Realized gains and losses are accounted for on the specific identification method. Unrealized gains and losses on investment securities classified as trading are included in earnings.

We regularly review investment securities for impairment using both quantitative and qualitative criteria. If we do not expect to recover the entire cost basis of the security, we consider the security to be other-than-temporarily impaired (OTTI), and we record the difference between the security’s amortized cost basis and its recoverable amount in earnings and the difference between the security’s recoverable amount and fair value in other comprehensive income. If we intend to sell the security or it is more likely than not we will be required to sell the security before recovery of its amortized cost basis, the security is also considered OTTI and we recognize the entire difference between the security’s amortized cost basis and its fair value in earnings. For equity securities, we consider the length of time and magnitude of the amount that each security is in an unrealized loss position. If we do not expect to recover the entire amortized cost basis of the security, we consider the security to be OTTI, and we record the difference between the security’s amortized cost basis and its fair value in earnings.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its consolidated financial position or results of operations upon adoption.

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In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance. The new standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB approved a one-year deferral of the effective date of this standard to annual reporting periods, and interim reporting periods within those years, beginning after December 15, 2017. The Company adopted this standard effective January 1, 2018 using the modified retrospective method. The adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory (“ASU 2015- 11”). ASU 2015-11, which simplifies the measurement of inventories valued under most methods, including the Company’s inventories valued under FIFO — the first-in, first-out cost method. Inventories valued under LIFO — the last-in, first-out method — are excluded. Under this new guidance, inventories valued under these methods would be valued at the lower of cost and net realizable value, with net realizable value defined as the estimated selling price less reasonable costs to sell the inventory. This guidance is effective for annual reporting beginning after December 15, 2016, including interim periods within the year of adoption, with early application permitted. The Company adopted this standard on January 1, 2017. The adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which addresses the recognition, measurement, presentation and disclosure of financial assets and liabilities. This ASU primarily affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. In addition, this ASU clarifies the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. This standard became effective on January 1, 2018. This standard did not have a material impact on our consolidated financial statements and related disclosures for the six months ended June 30, 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), or ASU 2016-02. ASU 2016-02 requires that lessees recognize in the statement of financial position for all leases (with the exception of short-term leases) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use asset, which is an asset representing the lessee’s right to use the underlying asset for the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. Lessees must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees may not apply a full retrospective transition approach. The adoption of this guidance is not expected to have a significant impact on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). ASU 2016-09 will simplify the income tax consequences, accounting for forfeitures and classification on the statements of consolidated cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods, with early adoption permitted. The Company elected to adopt ASU 2016-09 in the first quarter of 2017 retrospectively to January 1, 2017. As a result of adopting ASU No. 2016-09 during the year ended December 31, 2017, the Company adjusted its accumulated deficit related to the accounting policy election to recognize the impact of share-based award forfeitures only as they occur rather than by applying an estimated forfeiture rate as previously required. ASU No. 2016-09 requires that this change be applied using a modified-retrospective transition method by means of a cumulative-effect adjustment to accumulated deficit as of the beginning of the fiscal year in which the guidance is adopted. As a result of this adoption, the Company recorded a decrease to accumulated deficit of approximately $28 thousand with an offset to Additional Paid-in Capital as of January 1, 2017.

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In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), or ASU 2016-15. The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under FASB Accounting Standards Codification 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. We have evaluated the impact of ASU No. 2016-15 and noted it had no impact on our consolidated financial statements for the six months ended June 30, 2018.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issue Task Force), or ASU 2016-18. This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. Our consolidated financial statements reflect this standard for the six months ended June 30, 2018 and 2017.

In July 2017, the FASB issued ASU 2017-11, ”Earnings Per Share (ASC 260) Distinguishing Liabilities from Equity (ASC 480) Derivatives and Hedging (ASC 815),” which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. For public business entities, the amendments in Part I of ASU 2017-11 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company has chosen to early adopt this standard on April 1, 2018 with retroactive restatement of comparative periods. The Company has concluded that the retroactive provisions of ASU 2017-11 had no impact on the accounting for the Company’s previously outstanding warrant which had been issued to the warrant holder as stock compensation.

Financial Presentation

As the result of the Merger and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Jacksam, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

The following discussion highlights Jacksam’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Jacksam’s audited and unaudited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited consolidated financial statements of Jacksam for the fiscal years ended December 31, 2017 and 2016, and the unaudited consolidated condensed financial statements of Jacksam for nine months ended September 30, 2018 and 2017 contained herein include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such unaudited interim periods have been included in these unaudited financial statements. All such adjustments are of a normal recurring nature.

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Components of Statements of Operations

Revenue

Product revenue consists of sales of consumer vaporizers and of the 710 Shark filling machine, 710 Shark Captain capping machine, Cove cartridges, accessories, warranty, service and freight charges, net of returns, discounts and allowances. Once a sales order is negotiated and received by a sales representative we generally collect a 50% deposit from the customer. When the product is ready to be shipped, the customer will generally pay the remaining balance. We recognize the revenue upon down payment.

For the 710 Shark filling machine and 710 Captain capping machine, training is coordinated with the customers in accordance with their availability but generally completed within a week or two of the shipment. Standard warranties are offered at no cost to customers to cover parts (3 years), labor and maintenance for one year for product defects.

Cost of Revenue

Product cost of revenue primarily consists of the cost of materials, labor and overhead associated with the manufacture both our vaporizers and both 710 Shark filling machine and 710 Captain capping machine.

We expect our cost of revenue per unit to decrease as we continue to scale our operations, improve product designs and work with our third-party suppliers to lower costs.

Operating Expenses

Sales and Marketing. Sales and marketing expenses consist primarily of compensation and related costs for personnel, employee benefits and travel associated with our direct sales force, project managers and sales management. Sales and marketing expenses also include costs associated with our support of business development efforts with distributors and partners and costs related to trade shows and marketing program. We expense sales and marketing costs as incurred. We expect sales and marketing expenses to increase in future periods as we expand our sales force and our marketing organization and increase our participation in global trade shows and marketing programs, including consumer marketing.

General and Administrative. Our general and administrative expenses consist primarily of compensation and related costs for personnel, employee benefits and travel. In addition, general and administrative expenses include, third- party consulting, legal, audit, accounting services, and allocations of overhead costs, such as rent, facilities and information technology. We expect general and administrative expenses to increase in absolute dollars following the consummation of the Merger due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, as well as other costs associated with growing our business.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest from Kabbage loans and notes due to debtholders.

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RESULTS OF OPERATIONS – Three Month Periods

Comparison for the three-month periods ended September 30, 2018 and 2017:

Revenue

Total revenue during the three months ended September 30, 2018 increased to $1,613,419 compared to the three months period ended September 30, 2017 which produced sales of $467,089. Sales of growth of $1,146,330 or 345% was primarily driven by the increased sales of the Shark 710 filling machines, 710 capping machines and sales of proprietary cartridges

Cost of Revenue

Total cost of revenue increased to $1,232,217 during the three months ended September 30, 2018 compared to the three months ended September 30, 2017 which had costs of revenues of $516,270. The gross margin percentage increased from -11% to 24%.

The 2017 period had a negative gross margin due to a high return of products including cartridges that could not be resold. Management cancelled all future production of cartridges from that vendor.

In the 2018 quarter, the Company had a lower than expected gross margin, 24%, and total sales number. The total sales and gross margin amounts were lower than expected, because the Company’s Cove cartridges had a manufacturing problem. The cartridges appeared to be less than full, due to an over absorption of the oil in the wick, which was caused by the amount and thickness of the cotton in the wick. This issue led to a decrease in sales and an increase in product returns.

The Company worked with the contract manufacturer and extensively tested changes to the Cove cartridges. We believe that the changes have resolved the issue, which should allow for increased sales and decreased returns in subsequent periods. An additional factor affecting the 2018 margin was the introduction of the United States 25% import tariff on Chinese products in July of 2018. The majority of our products, are manufactured in China and subjected to the tariff. The majority of the tariff is passed along to our customers, but not all.

We expect that the cost of revenue on current orders will show improvements from historic costs due to increased pricing, cost improvements from R&D, and increasing our production efficiencies. The overall margin may not improve as we expect lower margin cartridge sales to be a larger percentage of overall sales going forward.

Operating Expenses

Sales, Marketing and General and Administrative. Sales, Marketing and General and Administrative during the three months ended September 30, 2018 increased to $946,053 compared to the three months ended September 30, 2017 which produced $242,377 in expenses. The $703,676 increase was primarily attributed to increased employee count and hiring an outsourced marketing agency.

Income (loss) from operations

Total loss from operations was $564,851 during the three months ended September 30, 2018 compared to $291,558 for the three months ended September 30, 2017.

The increased loss was a result of increased staff, as well as the Cove cartridge manufacturing issues and the onset of the tariff as described above.

Interest Expense

Interest expense during the three months ended September 30, 2018 increased to $35,174 compared to $10,408 for the three months ended September 30, 2017, due to new debt assumed.

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RESULTS OF OPERATIONS – Nine Month Periods

Comparison for the nine month periods ended September 30, 2018 and September 30, 2017.

Revenue

Total revenue during the nine months ended September 30, 2018 increased to $4,965,646 compared to the nine months period ended September 30, 2017 which produced sales of $1,317,946. Sales of growth of $3,647,700 or 377% was primarily driven by the increased sales of the Shark 710 filling machines, 710 capping machines and sales of proprietary cartridges.

Cost of Revenue

Total cost of revenue increased to $3,344,655 during the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017 which had costs of revenues of $904,739. The increase in gross margin percentage from 31% to 33% for the nine months ended September 30, 2018. This was primarily attributable to less returns on a percentage basis in 2018 than in 2017.

We expect that the cost of revenue on current orders will show improvements from historic costs due to increased pricing, cost improvements from R&D, and increasing our production efficiencies. The overall margin may not improve as we expect lower margin cartridge sales to be a larger percentage of overall sales going forward.

Operating Expenses

Sales, Marketing and General and Administrative. Sales, Marketing and General and Administrative during the nine months ended September 30, 2018 increased to $2,534,752 compared to the nine months ended September 30, 2017 which produced $764,496 in expenses. The $1,770,256 increase was primarily attributed to increased employee count and hiring an outsourced marketing agency.

Income (loss) from operations

Total loss from operations was $913,761 during the nine months ended September 30, 2018 compared to $351,289 for the nine months ended September 30, 2017.

Interest Expense

Interest expense during the nine months ended September 30, 2018 increased to $101,502 from $59,115 in the nine months ended September 30, 2017 due to new debt assumed.

RESULTS OF OPERATIONS – Twelve Month Periods

The following set forth our results of operations for the Fiscal Years ended December 31, 2017 and December 31, 2016:

Revenue

Total revenue during the twelve months ended December 31, 2017 were $1,569,456 compared to $750,535 for the twelve months ended December 31, 2016. Sales of growth of $818,921 or 109% was primarily driven by the increased sales of the Shark 710 filling machines. Sales increases primarily occurred in California and Nevada.

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Cost of Revenue

Total cost of revenue was $1,248,919 during the twelve months ended December 31, 2017 compared to $539,200 for the twelve months ended December 31, 2016. The decrease in gross margin percentage from 23% to 20% was primarily attributable to the mix of product sales and discounts given to customers buying multiple Shark 710 Filling systems.

Operating Expenses

Sales, Marketing and General and Administrative. Sales, Marketing and General and Administrative during the during the twelve months ended December 31, 2017 increased to $1,025,982 compared to the during the twelve months ended December 31, 2016 which produced $607,180 in expenses. The $418,802 increase was primarily attributed to increased staff.

Interest Expense

Interest expense during the twelve months ended December 31, 2017 was $74,982 compared to $91,248 for the twelve months ended December 31, 2016. The decrease of $16,266 was due to lower interest rates from alternative lending sources.

Liquidity and Capital Resources

Since Jacksam’s inception in 2013 as a Delaware corporation, we have incurred net losses and negative cash flows from operations. During the nine months ended September 30, 2017 and September 30, 2018, we had net losses of $410,404 and $1,021,766 respectively. At September 30, 2018, we had an accumulated deficit of $3,601,390.

At September 30, 2018, we had cash and cash equivalents of $988,379. To date, we have financed our operations principally through borrowing on credit facilities, debt of $594,000, issuance of equity of $457,500, issuances of Convertible Debt of $3,813,500 and receipts of customer deposits for new orders and payments from customers for Shark 710 machines, 710 Captain capping machines and cartridges.

On November 8, 2018, we entered into a Line of Credit Agreement with Brass Point Capital, LLC, a Massachusetts limited liability company controlled by Doug Leighton, who is also a principal in Altar Rock Capital, one of the Selling Stockholders. The Line of Credit Agreement allows us, at the discretion of the lender, to borrow up to $250,000 by making specific requests therefor which draws, if any, will be due and payable on individually determined terms. Brass Point Capital, LLC is under no obligation to honor any request we may make for an advance under the Line of Credit Agreement.

The only capital commitment that Jacksam has currently is the lease at 30191 Avenida de las Banderas in Rancho Santa Margarita, California for $51,600 annually through April of 2020.

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

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We anticipate that we will need additional financing to continue as an ongoing entity over the next 12 months. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

Over the course of the 12-month period following effectiveness of this registration statement, we plan to raise capital to support our business plan through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock, or that we will be able to raise sufficient capital required to implement our business plan on acceptable terms, if at all. Even if we are successful in raising sufficient capital to implement our business plan, we may continue to be unprofitable.

We anticipate our cash requirements to be as follows:

Estimated Funding Required During the Next Twelve Months
Expense	Amount
General operating expenses	1,200,000
Additional staff	400,000
Increased marketing and advertising costs	300,000

Total	$1,900,000

*Estimated expense

Operating Activities

We have historically experienced negative cash outflows as we developed and sold our 710 Shark Filling machines, 710 Captain Capping machines, and cartridges, pens and accessories. Our net cash used in operating activities primarily results from our operating losses combined with changes in working capital components as we have grown our business and is influenced by the timing of cash payments for inventory purchases and cash receipts from our customers. Our primary source of cash flow from operating activities is cash down payments and final payments for our machines. Our primary uses of cash from operating activities are employee-related expenditures and amounts due to vendors for purchased components. Our cash flows from operating activities will continue to be affected principally by our working capital requirements and the extent to which we build up our inventory balances and increase spending on personnel and other operating activities as our business grows.

For the nine months ended September 30, 2018 and 2017, cash provided by (used in) operating activities was $1,511,024 and $177,351 respectively.

During the twelve months ended December 31, 2017, operating activities used $578,515 in cash, an increase of $157,557 from cash used in the twelve months ended December 31, 2016 of $420,958.

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Investing Activities

For the nine months ended September 30, 2018 and 2017, cash provided by (used in) investing activities was $193,500 and $(5,341) respectively.

Cash used in investing activities was less than $(6,423) and $1,082 for the both the twelve months ended December 31, 2017 and 2016 respectively.

Financing Activities

For the fiscal nine months ended September 30, 2018 and 2017, cash provided by (used in) financing activities was $1,159,529 and $197,816, respectively.

During the twelve months ended December 31, 2017, $1,731,312 of cash provided by financing activities was from the issuance of convertible debt and the issuance of equity from Company’s investors. The Company also made $102,189 of payments to pay down notes payable and $110,000 to repurchase common stock.

During the twelve months ended December 31, 2016, $798,451 of cash provided by financing activities was from the issuance of convertible debt and notes payable. The company also made $383,967 in payments to pay down notes payable and convertible debt.

Off-Balance Sheet Arrangements

During the nine months ended September 30, 2018 and 2017 and years ended December 31, 2017 and 2016, we did not have any off-balance sheet arrangements as defined by applicable SEC regulations.

Going Concern

None of the reports of our previous auditor Fruci & Associates II, PLLC (“Fruci”) on our financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Annual Report on Form 10‑K for the fiscal year ended September 30, 2017, filed with the SEC, included a going concern qualification in the report of Fruci.

Seasonality

In the past, our operating results and operating cash flows historically have not been subject to seasonal variations. At this time, we do not anticipate having any seasonal fluctuations in sales.

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DESCRIPTION OF BUSINESS

We are a technology company focused on developing and commercializing products utilizing our proprietary technology platform. We service the medical cannabis, hemp and CBD segments of the larger e-cigarette and vaporizer markets with our oil vaporizer focused products. At present, we have three principal product lines consisting of the 710 Shark cartridge filling machine, the 710 Captain cartridge capping machine, and our proprietary cartridges. Our customers are primarily businesses operating in jurisdictions that have some form of cannabis legalization. These businesses include medical and recreational dispensaries, large and small-scale processors and growers, and distributors. We expect continued growth as we take measures to invest in our own molds and intellectual property. We utilize a direct sales force, independent sales representatives, a referral network of manufacturers of related equipment, and our website, convectium.com, to sell our principal products.

Our flagship product is the 710 Shark vaporizer cartridge filling machine. It is designed to inject oil into various cartridges (glass, plastic and PODS) while also having the capability to fill bottles and other form factors. The 710 Shark is based on a pneumatic system and has a heating mechanism that allows the oil to be injected and processed. It can fill 100 traditional cartridges in less than 30 seconds, saving our customers the valuable time and labor expense of hand filling cartridges - which is currently the industry norm. We estimate that, in most applications, the 710 Shark will have a 60x faster rate than hand filling. The 710 Shark is currently produced in China and the machine is now on its seventh version.

In the second quarter of 2018 we introduced our 710 Captain capping machine. It is designed to affix caps to the cartridges filled by our 710 Shark filling machine and matches the production capacity of the 710 Shark at 100 cartridges in 30 seconds. It is pneumatically operated. The 710 Captain is currently produced in Irvine, California, by a contract manufacturer.

A much smaller portion of our business consists of our sales of non-proprietary vaporizer cartridges with core materials ranging from plastic to glass and heating technology from cotton wicks to ceramic and wickless materials. We also offer a selection of batteries to match the cartridges. Batteries range from button-less standard heating to push-button adjustable heating settings. Most of the vaporizer cartridge and battery units can be customized to our customers’ specifications, including adjusting colors, materials, and adding logos and images per the customer’s request. We deliver the vaporizer products unassembled and deliver the hardware directly to customers where the product is then filled and assembled at customer’s place of business by their personnel. We maintain relationships with packaging manufacturers who offer sophisticated labeling and customization capabilities, allow us to add value to our customers’ packaging design processes.

We have two distinct distribution platforms for our products, traditional direct sales and online sales. The majority of our sales are direct B2B sales of our principal products, namely the 710 Shark, the 710 Captain and our proprietary cartridges in North America. We generate these sales through our employed sales force, outside independent sales representatives, and our referral network of related equipment manufacturers and resellers. Our primary customers for our principal products are medical and recreational dispensaries, large and small-scale processors and growers, and distributors. We utilize our convectium.com website to support these sales channels and products.

Separately, and at a much smaller scale, we sell non-proprietary cartridge and battery units both B2B and B2C using our BlackoutX.com website with limited support from our inside sales staff. While we have sold these collateral products into 52 different countries, most sales are into North America. We do not intend to devote substantial resources to expand this business over the next twelve months.

Our employed sales force consists of seven direct sales representatives and three inside sales representatives. The inside sales representatives are prospecting for leads and pass along larger leads to the outside representatives. We anticipate continued expansion of our sales team throughout North America as the demand for our products continues to expand.

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Our marketing efforts include attending industry trade shows. In 2017, we participated in nine such trade shows which we believe helped generate a significant amount of business and marketing opportunities. To date in 2018 we have attended thirteen trade shows and anticipate participating in an additional one trade show before year end. We typically have a 10’ x 20’ booth with demo machines and various pens and cartridges that we sell.

We also advertise in industry magazines and at other regional events where both B2B and B2C opportunities exist. We plan to expand our marketing efforts to new jurisdictions as they pass medical and recreational cannabis use laws. We also believe we have a large opportunity in the Canadian marketplace which plans to be recreationally legal for oils sometime in 2019.

We also have entered into referral and reseller agreements to expand our market footprint across North America. Our partners include extraction companies, wholesalers, distributors and individuals with significant industry contacts. We intend to expand the number of referral and reseller partners. These agreements typically provide a commission or referral fee to the source upon a completed sale.

Corporate History and Background

China Grand Resorts was incorporated under the laws of the State of Nevada on September 21, 1989, under the name Fulton Ventures, Inc. On September 19, 2002, we changed our name to Asia Premium Television Group, Inc. to more accurately reflect our business at the time. Effective November 16, 2009, we changed our name to China Grand Resorts, Inc. to more accurately reflect its new business efforts. Commencing in 2002, we acquired and sold a series of subsidiary entities that were incorporated in various foreign jurisdictions, including the People’s Republic of China, or PRC, Macau, Hong Kong and the British Virgin Islands. Through 2009, these subsidiaries engaged in a variety of businesses, including, principally, marketing, brand management, advertising, media planning, public relations and direct marketing services to clients in the PRC.

The Company discontinued filing periodic reports under the Exchange Act, after it filed a quarterly report on Form 10-Q for the period ended June 30, 2014 (the “June 2014 10-Q”) on August 14, 2014. As reported in the Company’s annual report on Form 10-K for the year ended September 20, 2013 (the last periodic report filed under the Exchange Act with which the Company furnished audited financial statements) and the June 2014 10-Q, the Company was engaged, through its subsidiaries, in the provision of mobile phone based services in the PRC through Sun New Media Transaction Services Ltd., a Hong Kong corporation, and real estate investment in the PRC through Key Proper Holdings Limited, a British Virgin Islands corporation.

Since the filing of the June 2014 10-Q, current management is not aware of any contact between the Company and incumbent management as of the filing of the June 2014 10-Q, which we refer to as “former management,” nor does current management have any knowledge or information relating to the business operations conducted by the Company or its subsidiaries as of that date, other than as reported in the periodic reports it filed with the SEC. Current management does not have in its possession any records of the Company prior to Mr. Glass taking operational control of the Company in April 2016, other than documents filed with or furnished to the SEC.

On April 4, 2016, Bryan Glass was appointed to serve as the custodian of the Company pursuant to an order of the District Court of Clark County Nevada, during the course of which Mr. Glass was issued 30 million shares of our common stock and served as our sole officer and director.

On September 14, 2018, we entered into an Agreement and Plan of Merger and Reorganization that resulted in the acquisition of the business of Jacksam, which we now operate as our wholly-owned subsidiary. Jacksam commenced operations as a Delaware corporation in August 2013 under the name Jacksam Corporation. Prior to the Merger, we were a dormant company without any active operations and we were a “shell company” as such term is defined in Exchange Act Rule 12b-2. Subsequently, as reported on our Form 10-Q filed November 5, 2018, we merged our wholly owned operating subsidiary into the parent in a transaction filed October 24, 2018 and effective November 5, 2018, and in connection with that transaction amended our articles of incorporation to change our name from China Grand Resorts, Inc. to Jacksam Corporation (the “Short Form Merger”).

Since the Merger, we have continued to operate the business of Jacksam Corporation, described herein, as our sole business.

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Business Overview and Strategy

Our Products

We have three principal product lines consisting of the 710 Shark cartridge filling machine, the 710 Captain cartridge capping machine, and our proprietary cartridges. A much smaller portion of our business consists of our sales of non-proprietary vaporizer cartridges and battery units.

The 710 Shark Filling Machine

We are presently selling version 7.0 of the 710 Shark Automated Cartridge & Disposable Filling Machine. The 710 Shark fills a wide range of different cartridges including stainless steel/glass and ceramic/plastic, as well as disposables; all of which we provide at an additional cost. The dual heat injection system makes it easy to fill even the thickest of oils into cartridges/disposables.

Details:

•	Up to 300 Cartridge or Disposable Fills in less than 60 seconds.
•	Average is 30 Seconds for 100 Cartridges of thick oil
•	4-in-1 Filling: Plastic, Ceramic, and Stainless Cartridges or Disposables
•	Dual Heated Injection System for the thickest of oils - temps up to 125C
•	Size: 52”H x 24”W x 14.5”D
•	Fill Range: 0.1ml (100 mg) - 3ml (3 g) per cartridge (x100)
•	Weight: 115 lbs

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710 Captain Capping Machine

The 710 Captain Vape Cartridge Capping Machine is our first version of a capping machine. We started selling this product in the second quarter of 2018.

Details:

•	Caps 100 of cartridges in less than 30 seconds
•	No calibration required, plug & play
•	Built in air compressor; pneumatically operated
•	2-step press process to properly align and lock mouthpieces in place
•	76”H X 26”D x 24.25”W
•	UL Listed
•	Weight: 275lbs

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Vaporizers-Cartridges and Disposables

In addition to our proprietary cartridges, we also offer non-proprietary delivery devices for dry herbs, oils, and waxes.

Products:

•	Dry Herb+ v2.0
•	PREM31R Vape
•	V2.0 Wax Disposables
•	710 Lite 2.0 Oil Disposables
•	Stainless Steel Vape Cartridges

Our Business Strategy

Our overall goal is to become a leading technology company in that segment of the vaporizer filling, capping and systems business that focuses on serving the cannabis, hemp and CBD industries. We are focused on developing and commercializing products utilizing our proprietary filling, capping and vaporizer systems.

Our immediate term goals are:

•

Increase awareness, efficiency and demand for the 710 Shark and the 710 Captain machines. We intend to continue to develop increasing efficient and fast iterations of our Shark filling machine and our Captain capping machine.

•	Create new products. We plan to create more proprietary vaporization cartridges that we can sell to our customers as a closed proprietary system.

•

Increase our domestic and international presence. As more states and countries approve legalized cannabis use, we plan on hiring additional sales personnel where appropriate to take advantage of new markets. We also plan to continue to grow our distributor and affiliate networks to meet expected additional demand for our products.

Market and Competition

The automated cartridge filling and packaging industry in the cannabis, hemp and CBD marketplace is relatively nascent. We believe that we are the largest manufacturer of cannabis focused filling machines, with an approximately 50% market share by units sold. Most cartridge filling operations are still done by hand at present, with a throughput rate of approximately 75 per hour. Hand-filling remains our largest competitor.

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The competition in the cannabis specific filling machine market consists of a few players that are focused on regional markets and small growers. Our most direct competitors include Thompson-Duke, Transpring, and Cooljarz. Thompson-Duke is based in Oregon. Its system will fill approximately 16-20 cartridges per minute. Transpring is based in China. Its system will fill approximately 30 cartridges per minute. Cooljarz is based in California. Its system will fill approximately 12 cartridges per minute.

Additionally, there are a few manufacturers that manufacture and distribute directly from China, none of which appear to have gained significant market share.

Our most substantial competitive threat would be from the large tobacco e-cigarette manufacturers and the large medical equipment manufacturers, should either decide to enter the automated cartridge filling and packaging industry for cannabis, hemp and CBD. Many of these companies possess substantially greater manufacturing, sales, marketing, research and development, and financial resources. To date, however, none have entered the market. Nor are we aware of any with immediate plans to do so. We believe that failure is due to the fact that federal and state laws are in the process of changing significantly. Were any large tobacco e-cigarette manufacturer or medical equipment manufacturer to enter the market, our business and prospects would be adversely affected.

Intellectual Property Rights

We currently have one Certificate of Design Patent from the Peoples Republic of China for the 710 Shark filling machine, number ZL201630571863.4 issued May 31, 2017. We have not filed for any other patents but continue to examine whether, and where, it may be advantageous for us to do so. We intend to seek US patents for certain aspects of our 710 Shark and our 710 Captain machines as well as certain of our proprietary cartridges.

In addition, we also rely upon trade secrets, know-how, trademarks, copyright protection, and continuing technological opportunities to develop and maintain our competitive position. We have periodically monitored and continue to monitor the activities of our competitors and other third parties with respect to their use of intellectual property. We require our employees, consultants, and third-party collaborators to execute confidentiality and invention assignment agreements upon commencing employment or consulting relationships with us.

Research and Development

Our research and development group consists of our founder and director, Daniel Davis, and three employed engineers. These individuals also work with our manufacturers to design new products. We are currently in the process of developing an updated 710 Shark filling machine, an updated 710 Captain capping machine and new proprietary vaporizers and cartridges.

Employees

Presently, we have 18 full-time employees. Eleven employees are engaged in marketing, sales and business development, three employees, plus our founder, are engaged in research and development and engineering, two are engaged in project management and manufacturing, one is engaged in shipping and logistics management, and three employees are engaged in general management and administration. We have no collective bargaining agreements with our employees, and we have not experienced any work stoppages. We consider our relations with our employees to be good.

Properties

Rancho Santa Margarita Lease

On April 30, 2017 we entered into a lease with Pacific Margarita LLC for premises consisting of approximately 2,000 square feet located at 30191 Avenida de las Banderas, Ste. B in Rancho Santa Margarita, California. The lease commenced on April 1st, 2017 and is for a term of 37 calendar months. We received the first month at no cost and the lease expense was $3,082 for months 2-12 and increases according to the following schedule: $3,617 for months 13-25, then $3,761 for months 26-37. We have an option to extend for an additional two (2) years under the same terms and conditions as the original lease, but subject to an adjustment of the rental rate to the then fair market value.

Legal Proceedings

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

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MANAGEMENT

Executive Officers and Directors

Set forth below is certain information with respect to the individuals who are our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)	Date of Appointment
Mark Adams	50	President, Chief Executive Officer, Director	September 14, 2018
Daniel Davis	41	Founder, Director	September 14, 2018
Michael Sakala	52	Chief Financial Officer	September 14, 2018
Scott Wessler	47	Director	September 14, 2018
Theodore Winston	49	Director	September 14, 2018

Mark Adams has served as our Chief Executive Officer and Board Member since September 14, 2018 and in those same roles with Jacksam Corporation, pre-Merger, since December 2017. From 2013 to 2017 he served as Vice President of Business Development for eSentire, a software security firm in Boston, Massachusetts. From 2010 to 2013 he was a Partner at Torrey Hills Capital in San Diego. From 2007-2009 he served as a portfolio manager at BAM, a hedge fund in NYC. From 2005 to 2008 he served as a portfolio manager at PT 72 in Boston, Massachusetts. From 2000-2004 he served as an analyst at Essex Investment Management in Boston, Massachusetts. From 1996 to 2000 he served as Vice President of Business Development for Dell/EMC. His career started as an analyst at JP Morgan Chase from 1990 to 1994. He holds a Bachelor of Science degree from Providence College awarded in 1990 and a M.B.A. from Harvard Business School awarded in 1996.

Danny Davis has served as Chairman of our Board of Directors since September 14, 2018 and is the Founder and Chairman of the Board at Jacksam Corporation since he started the company in November 2013. Prior to Jacksam Corporation, Mr. Davis served as Director of Media & Entertainment from 2010-2013 for XO Communications as part of the Carl Icahn Group. From 2008-2010, he was Director of Business Development for Global Crossing. In 2006 he founded Profile, a consulting company focused on building new sales channels for tech companies. From 2001-2006 he served as Global Account Manager at Broadwing Communications, a data transport company. Mr Davis holds a Bachelor of Science in Biology and a Bachelor of Arts in Economics from University of California Riverside awarded 2001.

Michael Sakala has served as our Chief Financial Officer September 14, 2018 and as CFO of Jacksam Corporation, pre-Merger, since May 2018. From 2017 to 2018 he served as an independent rep for Convectium and other hemp and cannabis based businesses. From 2012 to 2016 he served as a Senior Manager in Ernst and Young’s Global Financial Services Advisory practice. From 2008 to 2012 he was an independent consultant to Hedge Funds focusing on compliance and operations. From 2005 to 2008 he was a founding Partner, CFO and CCO, of Copper Rock Capital Partners, LLC. From 2002 to 2005 he was a Senior Vice President and Head of the Middle Office for State Street Research and Management. From 1997 to 1999 he was a financial consultant for Zolfo Cooper LLC. His career started in operations at Fidelity Investments from 1988 to 1994. He holds a Bachelor of Science degree from the University of Massachusetts in business administration awarded in 1988 and a Master of Science in Finance from Bentley College awarded in 1993.

Scott Wessler has served on our Board September 14, 2018. Pre-Merger, he invested in the early phases of Jacksam Corporation and has served on Jacksam’s advisory board and as a member of its board of directors since 2017. In 2015, Mr. Wessler invested in the early phases of MJIC, a cannabis compliance and distribution company and is currently engaged as a consultant. In 2011, Mr. Wessler formed Canopi LLC, a family business focused primarily in property management, leasing and financial management of commercial real estate. From 2006 to present, he has served as Chief Operating Officer of Vimpex International Corporation, a family owned company specializing in sourcing, importing, sales and distribution of food products in the United States. From 2004 to 2005, Mr. Wessler served as Vice President of Product Development of an early stage search portal product, Local.com, designed to provide relevant search results for local businesses, products and services. From 1996 to 2004, Mr. Wessler worked for the Walt Disney Internet Group where he held leadership roles in the conception and execution of strategies for next-generation, revenue producing online initiatives. He holds a Bachelor of Arts degree in English from the University of California Irvine awarded in 1991.

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Theodore Winston has served as our Director since September 14, 2018 and as a director of Jacksam Corporation, pre-Merger, since 2017. From a young age to present, Mr. Winston helped grow a family business, Winston Flowers, the largest independent floral retailer. He currently shares the title of President and CEO and oversees business operations and marketing including the utilization of web-based technology to drive online services worldwide. Since 1999, Mr. Winston has overseen the Winston Flowers Donations Committee, and the charitable giving program raising over $2 million for over 30 non-profit organizations. Mr. Winston holds his Bachelor of Science degree in Business Administration from the University of Massachusetts awarded in 2013 and sits on the board of several non-profit organizations in Boston, Massachusetts.

Board Composition

Corporate Governance and Director Independence

Our business and affairs are managed under the direction of our Board of Directors, which consist of four members.

Our two non-employee directors, Mr. Wessler and Mr. Winston, are independent using the definition for “Independent Directors” set out in Nasdaq Listing Rule 5605(a)(2). Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has undertaken a review of its composition, the composition of its proposed committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that neither Mr. Wessler nor Mr. Winston have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Committees

There are currently no committees of the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or may be combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of our company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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Code of Ethics

Our board of directors intends to adopt a code of ethics that our officers, directors and any person who may perform similar functions will be subject to.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation for our fiscal years ended December 31, 2017 and 2016 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and our other most highly compensated executive officers as of December 31, 2017.

Summary Compensation Table (last two complete fiscal years)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other Compensation ($)	Total ($)

Mark Adams (CEO since 4/2018)	2016	-	-	-	-	-	-	-	-
	2017	$11,846	-	$100,178	-	-	-	-	$112,024

Daniel Davis (prior CEO)	2016	-	-	$25,000	-	-	-	-	$25,000
	2017	$127,018	-	$9,820	-	-	-	-	$136,838

Michael Sakala (CFO)	2016	-	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-	-

Bryan Glass (former CEO, CFO)	2016	-	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-	-

There were no other salaries paid in 2017 and 2016. Two executive officers received total annual salary and bonus compensation in excess of $100,000.

Summary of Employment Agreements and Material Terms

Mark Adams

We entered into a five-year employment agreement on December 22, 2017, with Mr. Adams to serve as the Chief Operating Officer of Jacksam in exchange for a base salary of $120,000 per annum, which shall automatically increase at a rate of five percent per year, in addition to any increases that our board, in its discretion, may determine is appropriate. In addition, Mr. Adams is eligible for a performance bonus of up to thirty percent of his then-applicable annual salary, as determined by our board in its good faith discretion. Mr. Adams’ employment agreement also provides that Jacksam is to provide Mr. Adams with a grant of options to purchase up to 100,000 shares of Jacksam common stock at an undetermined exercise price, to vest over three years, upon Jacksam adopting an equity compensation plan. Jacksam did not ever adopt such a stock option plan and the options Jacksam was obligated to grant to Mr. Adams have not been granted and, as a result of the Merger, will not be granted. We are in the process of renegotiating this term with Mr. Adams. Mr. Adams is also entitled to health insurance and other benefits if and to the extent provided by Jacksam to other executives.

If we terminate Mr. Adams for cause, or if he resigns for good reason (both as defined in Mr. Adams employment agreement), we owe Mr. Adams his salary and benefits for a period of twelve months following his termination. If he dies, we owe Mr. Adams’ estate six month’s salary.

Mr. Adams was promoted to our Chief Executive Officer on April 10, 2018, by our board, following the decision by Mr. Davis to step down from that office.

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Daniel Davis

We entered into a five-year employment agreement on December 22, 2017, with Mr. Davis to serve as the Chief Executive Officer of Jacksam in exchange for a base salary of $180,000 per annum, which shall automatically increase at a rate of five percent per year, in addition to any increases that our board, in its discretion, may determine is appropriate. In addition, Mr. Davis is eligible for a performance bonus of up to thirty percent of his then-applicable annual salary, as determined by our board in its good faith discretion. Mr. Davis’ employment agreement also provides that Jacksam is to provide Mr. Davis with a grant of options to purchase up to 100,000 shares of Jacksam common stock at an undetermined exercise price, to vest over three years, upon Jacksam adopting an equity compensation plan. Jacksam did not ever adopt such a stock option plan and the options Jacksam was obligated to grant to Mr. Davis have not been granted and, as a result of the Merger, will not be granted. We are in the process of renegotiating this term with Mr. Davis. Mr. Davis is also entitled to health insurance and other benefits if and to the extent provided by Jacksam to other executives.

If we terminate Mr. Davis for cause, or if he resigns for good reason (both as defined in Mr. Davis employment agreement), we owe Mr. Davis his salary and benefits for a period of twelve months following his termination. If he dies, we owe Mr. Davis’ estate six month’s salary.

Mr. Davis stepped down as our Chief Executive Officer on April 10, 2018 but remains employed in charge of new product development on the same terms and conditions as are contained in his employment agreement.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2017.

Other than as set forth herein, we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2017. From inception and through the date of this report, we have not granted any stock options or stock awards to any of our executive officers.

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Outstanding Equity Awards at Fiscal Year-End (most recent)

	Option Awards					Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Mark Adams (CEO since 4/2018)	-	-	-	-	-	-	-	-	-
Daniel Davis (prior CEO)	-	-	-	-	-	-	-	-	-
Michael Sakala (CFO)	-	-	-	-	-	-	-	-	-
Bryan Glass (former CEO, CFO)	-	-	-	-	-	-	-	-	-

Director Compensation

The Company plans to appoint additional directors and may reimburse its directors for expenses incurred in connection with attending board meetings. The Company has not paid any director’s fees or other cash compensation for services rendered as a director since our inception to the date of this filing. The Company has no formal plan for compensating its directors for their service in their capacity as directors.

Employee Benefit and Stock Plans

We have not adopted any employee equity compensation plans. We provide basic health insurance coverage to our fulltime employees. We have not adopted any retirement or deferred compensation plans for any of our employees.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee. The board of directors conducts reviews with regards to the compensation of the directors and the Chief Executive Officer once a year. To make its recommendations on such compensation, the board of directors does take into account the types of compensation and the amounts paid to officers of comparable publicly traded companies.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

As part of the Merger, Jacksam Corporation purchased and subsequently returned to treasury 30 million shares of our common stock from our former sole officer and director, Bryan Glass, for total consideration of $340,000.

There have been no other transactions since January 1, 2017 to which we have been a party, in which the amount involved exceeded or will exceed $50,000, and in which any of our directors, executive officers or holders of more than 5% of Jacksam’s pre-Merger capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.”

On November 22, 2017, Michael Sakala purchased a 2017 Debenture in the amount of $50,000. Mr. Sakala was not an officer or director of Jacksam at that time. He became the CFO of Jacksam, pre-Merger, on April 30, 2018. He became our CFO as of the date of the Merger, September 14, 2018.

On November 20, 2017, Theodore Winston purchased a 2017 Debenture in the amount of $50,000. Mr. Winston was not a member of the Board of Directors at the time. He became a member of Jacksam’s Board of Directors, pre-Merger, on March 1, 2018, and a member of our Board of Directors as of the date of the Merger, September 14, 2018.

On November 8, 2018, we entered into a Line of Credit Agreement with Brass Point Capital, LLC, a Massachusetts limited liability company controlled by Doug Leighton, who is also a principal in Altar Rock Capital, one of the Selling Stockholders. The Line of Credit Agreement allows us, at the discretion of the lender, to borrow up to $250,000 by making specific requests therefor which draws, if any, will be due and payable on individually determined terms.

Other than the foregoing, we have not engaged in any transaction within the past fiscal year and do not plan to engage in any transaction with a related person or a person with a direct or indirect material interest in an amount exceeding $120,000.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The percentage of shares beneficially owned is computed on the basis of 48,272,311 shares of Common Stock outstanding, immediately after giving effect to the Merger. The following table sets forth information with respect to the beneficial ownership of our Common Stock as of November 12, 2018 (the “Determination Date”), by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Merger, to our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated, the address of all listed stockholders is c/o Jacksam Corporation, 30191 Avenida de Las Banderas, Rancho Santa Margarita, California 92688.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
5% and Greater Stockholders
Jeff Brady 8304 Talbot Lane Austin, TX 78746	4,277,807		8.9%
Singlepoint Inc. 2999 North 44th St Phoenix, AZ 85018	4,175,419		8.6%

Named Executive Officers and Directors
Daniel Davis, Founder and Director	25,870,421		53.6%
Mark Adams, CEO and Director	7,656,636		15.9%
Michael Sakala, CFO	250,000	(1)	.5%
Theodore Winston, Director	250,000	(2)	.5%
Scott Wessler, Director	506,539		1.0%
All current directors and executive officers as a group (5 persons)	34,533,596		70.8%

(1)	Assumes full conversion of the $50,000 in a 2017 Debenture held by Mr. Sakala.
(2)	Assumes full conversion of the $50,000 in a 2017 Debenture held by Mr. Winston.

Changes in Control

There are currently no arrangements which would result in a change in control of the Company.

SELLING STOCKHOLDERS

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus (each a “Selling Stockholder”), of up to an aggregate of 13,592,500 shares of our common stock, par value $0.001 per share, which consists of: (i) 8,592,500 shares of our common stock issuable upon conversion of the 2017 Debentures; and (ii) 5,000,000 shares of our common stock issuable upon exercise of the Altar Rock Warrant (collectively, the “Resale Shares”). Under the terms of the 2017 Debentures and the Altar Rock Warrant, no Selling Stockholder may not exercise a 2017 Debenture or the Altar Rock Warrant to the extent (but only the extent) the Selling Stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% (the “4.99% Blocker”). The number of shares in the second column does not reflect these limitations. All of the Resale Shares are being offered for sale by the Selling Stockholder.

We are registering the shares hereby pursuant to the terms of our agreement with the Selling Stockholder. The Selling Stockholders identified in the table below may offer all or part of the Resale Shares from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any Resale Shares immediately upon effectiveness of this prospectus.

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The table below sets forth certain information regarding the Selling Stockholder and the Resale Shares offered by them in this prospectus. The Selling Stockholder has not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. Except where indicated, the mailing address of the Selling Stockholder is c/o Jacksam Corporation, 30191 Avenida de Las Banderas, Rancho Santa Margarita, California 92688.

	Number of Shares			Number of	Number of Shares
	Beneficially Owned			Shares	Beneficially Owned
	Prior to this Offering			Being Sold	After this Offering*
Selling Stockholder	Number		Percent (1)	Offered	Number	Percent (1)
Altar Rock Capital (warrant)	1,913,615	(2)	4.99%	5,000,000	0	-
Altar Rock Capital	500,000		1.0%	500,000	0	-
Andrew Leighton	67,500		0.1%	67,500	0	-
Andrew Silver	50,000		0.1%	50,000	0	-
BlimBlam LLC	250,000		0.5%	250,000	0	-
Christopher Wydom	125,000		0.3%	125,000	0	-
Christopher Keogan	125,000		0.3%	125,000	0	-
Dan Gault	125,000		0.5%	125,000	0	-
David Hall	250,000		0.5%	250,000	0	-
David Shaw	125,000		0.3%	125,000	0	-
Douglas Nigen	375,000		0.8%	375,000	0	-
Douglas Rudisch	200,000		0.4%	200,000	0	-
Felix Knoll	400,000		0.8%	400,000	0	-
Franklin Tyler Hardy	125,000		0.3%	125,000	0	-
Ian MacAurthur	125,000		0.3%	125,000	0	-
Jason Harman	125,000		0.3%	125,000	0	-
Jessica Geran	50,000		0.1%	50,000	0	-
John Adams	500,000		1.0%	500,000	0	-
John Arena	200,000		0.4%	200,000	0	-
John Mcgarr	100,000		0.2%	100,000	0	-
Joy McCune Enos	200,000		0.4%	200,000	0	-
Kelly O’Donnell	375,000		0.8%	375,000	0	-
Kirk Sanella	125,000		0.3%	125,000	0	-
Michael Scherr	50,000		0.1%	50,000	0	-
Michael Felger	250,000		0.5%	250,000	0	-
Michael Sakala	250,000		0.5%	250,000	0	-
Michael Sullivan	150,000		0.3%	150,000	0	-
Miles Harper	125,000		0.3%	125,000	0	-
Oliver Segal	250,000		0.5%	250,000	0	-
Paradox Development LLC	250,000		0.5%	250,000	0	-
Richard Baulsbaugh	250,000		0.5%	250,000	0	-
Robert Earl	375,000		0.8%	375,000	0	-
Scott O’Connor	250,000		0.5%	250,000	0	-
Theodore Winston	250,000		0.5%	250,000	0	-
Thomas Barroci	250,000		0.5%	250,000	0	-
Thomas Norton	375,000		0.8%	375,000	0	-
Thomas Oliveri	250,000		0.5%	250,000	0	-
Wayne Saker	375,000		0.8%	375,000	0	-
Zachry Harvey	375,000		0.8%	375,000	0	-

*	Assumes that all the shares are sold
(1)

Applicable percentage ownership is based on 48,272,311 shares of common stock outstanding as of November 12, 2018. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of November 12, 2018.

(2)

Represents (i) 5,000,000 shares of common stock issuable upon exercise of that portion of the Altar Rock Warrant exercisable within 60 days, and (ii) 500,000 shares of common stock issuable upon conversion of that certain debenture at a price of $0. 20 per share issued in connection with the $100,000 2017 Debenture purchased by Altar Rock Capital, each of which contains a 4.99% blocker that would prevent Altar Rock from exercising more than 1,913,615 shares under the Altar Rock Warrant (assuming full conversion of the $100,000 2017 Debenture held by Altar Rock into 500,000 shares of our common stock). The warrant is presently exercisable at an exercise price of $0.001 per share. Doug Leighton holds sole dispositive power over these shares.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of an aggregate of 13,592,500 shares of our common stock, par value $0.001 per share, which consists of: (i) 8,592,500 shares of our common stock issuable upon conversion of the 2017 Debentures; and (ii) 5,000,000 shares of our common stock issuable upon exercise of the Altar Rock Warrant.

The holders of Resale Shares issuable upon the conversion of the 2017 Debentures are subject to certain contractual limitations on their ability to make sales of such shares as imposed by the terms of a Leak Out Agreement entered into between us and each such Selling Stockholder. The Leak Out Agreement restricts each such Selling Stockholder to effect weekly open market or private sales of his or her Resale Shares in an aggregate amount equal to:

a) 5% of the daily volume between a price of $.01 and $.75

b) 10% of the daily volume between a price of $.76 and $1.25

c) 15% of the daily volume between a price of $1.26 and $1.75

d) 20% of the daily volume at or above a price of $1.76

In addition, the Selling Stockholders may not (i) offer more to sell more than $5,000 worth of Resale Shares should the market price of our common stock fall more than 10% in a given day, (ii) sell at the bid, or (iii) put in a limit order that is 10% or more below the current volume weighted average price. And, should the market price of our common stock decline more than ten percent (10.0%) in any given day, then the Selling Stockholders must cease all market sales of Resale Shares.

The foregoing description of the restrictions on Selling Stockholders set forth in the Leak Out Agreement is qualified in its entirety by reference to the full text thereof filed as an exhibit hereto, which is incorporated herein by this reference.

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock covered by this prospectus on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may sell all or a portion of their respective shares of common stock covered by this prospectus from time to time at prevailing market prices at the time of sale, at varying prices or at negotiated prices, subject to the limitations described above. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

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The Selling Stockholder might not sell any, or all, of the shares of our common stock offered pursuant to this prospectus. In addition, we cannot assure you that the Selling Stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

The Selling Stockholder and any brokers, dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the Selling Stockholder may be deemed to be underwriting commissions. If the Selling Stockholder and any brokers, dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of our common stock pursuant to this prospectus are deemed to be an underwriter, the Selling Stockholder and such other participants in the distribution may be subject to certain statutory liabilities and would be subject to the prospectus delivery requirements of the Securities Act in connection with sales of shares of our common stock.

The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

We have authorized capital stock of 100,000,000 shares, consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We currently have 48,272,311 shares of our common stock issued and outstanding. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted

Preferred Stock

We are authorized to issue up to 10,000,000 shares of our preferred stock, par value of $0.001.

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock. We currently have no plans to issue any shares of preferred stock.

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Warrants

As of the date of this prospectus, the only warrant outstanding is the Altar Rock Warrant, which entitles its holder, Altar Rock Capital, to purchase 5,000,000 shares of our Common Stock, at an exercise price of $0.001 per share any time prior to December 2, 2020; provided, however, provided, however, that the number of shares of our Common Stock issuable to the holder of the Altar Rock Warrant may not, in any instance, exceed 4.99% of our then issued and outstanding Common Stock.

Convertible Notes

Between November 2017 and January 2018, we issued Convertible Debentures (the “2017 Debentures”) in the total principal amount of $1,718,500. The 2017 Debentures are convertible at the option of the holders into our common stock at a conversion price of $0.20 per share, or 8,592,500 shares in total provided, however, that the number of shares of our Common Stock issuable to a holder of a 2017 Debenture may not, in any instance, exceed 4.99% of our then issued and outstanding Common Stock.

In addition to the 2017 Debentures, in March 2018, we issued two Convertible Notes (the “2018 Notes”) in total principal amount of $1,500,000. The 2018 Notes are convertible at the option of the holders into our common stock at a conversion price of $0.90 per share, or 1,666,667 shares in total.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company by means of a tender offer, proxy contest or otherwise, or by changing its Board of Directors and management. According to our articles of incorporation and bylaws, neither the holders of our common stock nor the holders of any preferred stock have cumulative voting rights in the election of our directors.

The lack of cumulative voting and the combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding capital stock makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status or the combination is approved by the Board of Directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•

the combination was approved by the Board of Directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board of Directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corp. The transfer agent and registrar’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121 and its telephone number is (801) 274-1088.

Market Listing

Our common stock is listed for quotation on the OTCPK Tier of the OTC Markets Group, Inc. under the symbol “CGND.”

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the Company have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

EXPERTS

The financial statements for the fiscal years ended December 31, 2017 and 2016 have been audited by L&L CPAs, PA, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

LEGAL MATTERS

Bryan R. Clark, P.C. will pass upon the validity of the shares of our common stock to be sold in this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

Upon effectiveness of this registration statement, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.precisionopinion.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

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  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Jacksam Corporation

We have audited the accompanying balance sheets of Jacksam Corporation. (“the Company”) as of December 31, 2017 and 2016 the related statement of operations, stockholders’ deficit, and cash flow for the years ended December 31, 2017 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations, changes in stockholders’ deficit and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

July 31, 2018

The firm has served this client since January 2018.

F-1

Jacksam Corporation
Balance Sheet
As of December 31, 2017 and 2016

	2017	2016
Assets

Current Assets:
Cash	$1,146,374	$-
Inventory	124,121	86,574
Marketable securities	200,004	-
Total Current Assets	1,470,499	86,574

Property and Equipment, net	15,413	11,138
Other Assets	2,461	-

Total Assets	$1,488,373	$97,712

Liabilities and Stockholders (Deficit)

Current Liabilities:
Accounts Payable and Accrued Expenses	133,160	50,623
Cash Overdraft	-	1,082
Deferred Revenue	200,852	47,625
Notes Payable	165,000	267,184
Total Current Liabilities	499,012	366,514

Long-Term Liabilities:
Convertible Notes Payables	1,643,500	-
Total Long-Term Liabilities	1,643,500	-

Total Liabilities	2,142,512	366,514

Stockholders' Deficit:
Common Stock - Series A, 600,000 authorized, $0.0001 par value, 139,309 and 109,812 shares issued and outsanding, respectively	14	11
Common Stock - Series B, 400,000 authorized, $0.0001 par value, 0 shares issued and outsanding	-	-
Additional Paid-In Capital	1,925,471	985,839
Accumulated Deficit	(2,579,624)	(1,254,652)
Total Stockholders' Deficit	(654,139)	(268,802)

Total Liabilities, and Stockholders' Deficit	$1,488,373	$97,712

The accompanying notes are an integral part of these financial statements

F-2

Jacksam Corporation
Statements of Operations
Years ended December 31, 2017 and 2016

	December 31, 2017	December 31, 2016

Sales	$1,569,456	$750,535

Cost of Sales	(1,248,919)	(539,200)

Gross Profit	320,537	211,335

Operating Expenses
Selling, general and administrative expenses	1,025,982	607,180
Stock based compensation	543,479	274,145
Depreciation and amortization	1,066	1,615
Total operating expenses	1,570,527	882,940

(Loss) from operations	(1,249,990)	(671,605)

Other (Expense)
Interest expense	(74,982)	(91,248)
Other expense	-	(5,000)
Total other (Expense)	(74,982)	(96,248)

Net Loss	$(1,324,972)	$(767,853)

The accompanying notes are an integral part of these financial statements

F-3

Jacksam Corporation
Statements of Operations
Years ended December 31, 2017 and 2016

	Common Stock, $.0001 Par Value		Treasury Stock, $.0001 Par Value		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2015	104,100	$10	-	$-	$283,048	$(486,799)	$(203,741)

Stock based compensation	350	-	-	-	41,962	-	41,962

Capital contribution	-	-	-	-	11,685	-	11,685

Common stock issued in exchange for principal and interest due	5,362	1	-	-	374,999	-	375,000

Options expense	-	-	-	-	274,145	-	274,145

Net loss	-	-	-	-	-	(767,853)	(767,853)

Balance, December 31, 2016	109,812	11	-	-	985,839	(1,254,652)	(268,802)

Common stock issued, net of issuance cost	10,000	1	-	-	399,999	-	400,000

Warrants expense	-	-	-	-	50,783	-	50,783

Common stock issued in exchange for convertible notes and interest	1,437	-	-	-	100,000	-	100,000

Repurchase of common stock	(28,000)	(3)	28,000	110,000	(109,997)	-	-

Stock based compensation	46,060	5	(28,000)	(110,000)	180,948	-	70,953

Convertible debt imputed interest	-	-	-	-	6,156	-	6,156

Options expense	-	-	-	-	311,743	-	311,743

Net loss	-	-	-	-	-	(1,324,972)	(1,324,972)

Balance, December 31, 2017	139,309	$14	-	$-	$1,925,471	$(2,579,624)	$(654,139)

The accompanying notes are an integral part of these financial statements

F-4

Jacksam Corporation
Statements of Cash Flows
Years ended December 31, 2017 and 2016

	2017	2016

Cash Flows from Operating Activities
Net loss	$(1,324,972)	$(767,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,066	1,614
Stock based compensation	543,479	316,107
Imputed interest	6,156	-
Contributed services	-	11,685
Net change in:
Inventory	(37,547)	(80,759)
Other assets	(2,461)	-
Accounts payable and accrued expenses	82,537	50,623
Deferred revenue	153,227	47,625

Net Cash used in Operating Activities	(578,515)	(420,958)

Cash Flows from Investing Activities
Purchase of Property and Equipment	(5,341)	-
Cash overdraft	(1,082)	1,082

Net Cash used in Investing Activities	(6,423)	1,082

Cash Flows from Financing Activities
Proceeds from convertible notes payable	1,743,500	250,000
Payments on convertible notes payable	-	(25,000)
Proceeds from notes payable	-	548,451
Payments on notes payable	(102,184)	(358,967)
Repurchase of common stock	(110,000)	-
Proceeds from the sale of common stock	199,996	-

Net cash provided by financing activities	1,731,312	414,484

Net Change in Cash and Cash Equivalents	1,146,374	(5,392)

Cash and Cash Equivalents, Beginning of Period	-	5,392

Cash and Cash Equivalents, End of Period	$1,146,374	$-

Cash Paid For:
Taxes	$-	$-
Interest	$-	$-

Non-cash transactions:
Common stock issued to settle convertible notes payable	$100,000	$375,000
Common stock issued in exchange for marketable securities	$200,004	$-

The accompanying notes are an integral part of these financial statements

F-5

Jacksam Corp.

Notes to the Financial Statements

Note 1: Organization and Nature of Operations

Jacksam Corp. (“the Company”) is a technology company focused on developing and commercializing products utilizing a proprietary technology platform. The Company services the medical cannabis, hemp and CBD segments of the larger e-cigarette and vaporizer markets with oil vaporizer focused products. As of December 31, 2017, the Company had 2 principal product lines consisting of vape cartridges and batteries and a filling machine. Customers are primarily businesses operating in jurisdictions that have some form of cannabis legalization. These businesses include medical and recreational dispensaries, large and small scale processors and growers, and distributors. The Company expects continued growth as they take measures to invest in their own molds and intellectual property. The Company operates and sells products from the website www.Convectium.com.

Note 2: Significant Accounting Policies

The significant accounting policies set out below have been applied consistently to all periods presented in these financial statements, unless otherwise indicated:

a) Basis of Preparation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

b) Basis of Measurement

These financial statements are presented in US dollars and are prepared on a historical cost basis, except for certain financial instruments which are carried at fair value.

c) Use of Estimates

The preparation of financial statements is in conformity with U.S. Generally Accepted Accounting Principles and requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount and estimates of the probability and potential magnitude of contingent liabilities. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future nonconforming events. Accordingly, actual results could differ significantly from estimates.

d) Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure. The Company has experienced, and in the future, expects to continue to experience, variability in its sales and earnings. The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at large national retail chains where product is expected to be sold, (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

e) Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and consist of cash on hand and demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less.

F-6

f) Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future bad debts, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. All amounts are deemed collectible at December 31, 2017

g) Inventory

Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method or net realizable value. Cost principally consists of the purchase price (adjusted for lower of cost or market), customs, duties, and freight. The Company periodically reviews historical sales activity to determine potentially obsolete items and evaluates the impact of any anticipated changes in future demand.

At December 31, 2017 and December 31, 2016, the Company had $121,121 and $86,574 in inventory, respectively. The December 31, 2017 and 2016 inventory consisted entirely of finished goods. The Company will maintain an allowance based on specific inventory items that have shown no activity over a 24-month period. The Company tracks inventory as it is disposed, scrapped or sold at below cost to determine whether additional items on hand should be reduced in value through an allowance method. As of December 31, 2017, and December 31, 2016, the Company has determined that no allowance is required.

h) Property, Plant and Equipment

Property and equipment is measured at cost, less accumulated depreciation, and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5 to 7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

i) Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•

Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active;

Quoted prices for similar assets or liabilities in active markets; Inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

F-7

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and an approximate of their fair values because of the short maturity of these instruments.

Binomial Calculation model: The Company uses a binomial calculator model to determine fair market value of warrants and options issued.

j) Revenue Recognition

The Company derives revenues from the sale of machines and product income.Sales are recognized at the time title transfers to the customers, generally upon shipment and when all the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

On January 1, 2017, the Company adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers” and all the related amendments (“new revenue standard”) to all contracts using the modified retrospective method, while prior period amounts are not adjusted and continue to be reported in accordance with historic accounting standards under Topic 605. The adoption has had an immaterial impact to the Company’s comparative net income and as such comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new standard to be immaterial to the Company’s net income on an ongoing basis.

k) Cost of Sales

Cost of sales represents costs directly related to supplies and materials, machines, freight & delivery, commissions, printing, packaging and other costs.

l) Advertising and Marketing Expenses

Advertising & Marketing expense include cost incurred in public relations, online marketing, magazine, social networking etc.

m) General and Administrative Expenses

General and administrative expenses include costs incurred in wages and salaries, interest expense, interest expense (loans), officer salaries etc. Operating lease expense as on December 31st, 2017 and 2016 was $45,863 and $27,685, respectively.

n) Income Tax Provision

Since inception of the Company on August 29, 2013 through December 31, 2017, the Company was taxed as a pass-through entity for Federal and State income tax purposes as an S Corporation. For Federal and State Income Tax purposes, income and losses are passed through to the shareholders. The Company has established nexus in California and is subject to the greater of the 1.5% California tax on State taxable income or the California $800 minimum tax.

The Company does not produce, procure, manufacturer or distribute any products that contain a Schedule I substance as defined in the Controlled Substances Act (“CSA”). Therefore, the Company is not subject to Internal Revenue Code Section 280E.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

F-8

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company has generated sales outside of California. However, due to the Company’s historical tax losses, the Company does not believe there is significant state income tax exposure outside of California. As a result, no provision for uncertain tax positions have been recorded.

For the years ended December 31, 2017 and 2016, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2017 and 2016, the Company did not have any unrecognized uncertain tax positions.

o) Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s Financial Statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

p) Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company evaluated subsequent events through the date when the financial statements are available for issuance or July 27, 2018.

q) Marketable Securities

We report investments in marketable equity securities, and certain other equity securities, at fair value. Unrealized gains and losses on available-for-sale investment securities are included in shareowners’ equity, net of applicable taxes and other adjustments. We currently do not have any available for sale securities.

Realized gains and losses are accounted for on the specific identification method. Unrealized gains and losses on investment securities classified as trading are included in earnings.

F-9

We regularly review investment securities for impairment using both quantitative and qualitative criteria. If we do not expect to recover the entire cost basis of the security, we consider the security to be other-than-temporarily impaired (OTTI), and we record the difference between the security’s amortized cost basis and its recoverable amount in earnings and the difference between the security’s recoverable amount and fair value in other comprehensive income. If we intend to sell the security or it is more likely than not we will be required to sell the security before recovery of its amortized cost basis, the security is also considered OTTI and we recognize the entire difference between the security’s amortized cost basis and its fair value in earnings. For equity securities, we consider the length of time and magnitude of the amount that each security is in an unrealized loss position. If we do not expect to recover the entire amortized cost basis of the security, we consider the security to be OTTI, and we record the difference between the security’s amortized cost basis and its fair value in earnings.

r) Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” on revenue recognition. This guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The original effective date of this guidance was for interim and annual reporting periods beginning after December 15, 2016, early adoption is not permitted, and the guidance must be applied retrospectively or modified retrospectively. In July 2015, the FASB approved an optional one-year deferral of the effective date.

On January 1, 2017 the Company adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers” and all the related amendments (“new revenue standard”) to all contracts using the modified retrospective method, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under Topic 605. The adoption of the new standard was immaterial to the Company’s net income on an ongoing basis.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation, which is intended to simplify the accounting for share-based payment award transactions. The new standard will modify several aspects of the accounting and reporting for employee share-based payments and related tax accounting impacts, including the presentation in the statements of operations and cash flows of certain tax benefits or deficiencies and employee tax withholdings, as well as the accounting for award forfeitures over the vesting period. The guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within that year, and will be adopted by the Company in the first quarter of fiscal 2017. The Company anticipates that the new standard will result in an increase in the number of shares used in the calculation of diluted earnings per share and will add volatility to the Company’s effective tax rate and income tax expense. The magnitude of such impacts will depend in part on whether significant employee stock option exercises occur.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Interest—Imputation of Interest (Topic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected by ASU 2015-03. ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The Company has calculated imputed interest cost at 4% and created an accrual for the interest in 2017.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which applies guidance on the subsequent measurement of inventory. ASU 2015-11 states that an entity should measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonable predictable costs of completion, disposal and transportation. The guidance excludes inventory measured using last in, first out or the retail inventory method. ASU 2015-11 is effective for interim and annual reporting periods beginning after December 15, 2016. The adoption of this standard had no impact our these financial statements.

F-10

In February 2015, the FASB issued ASU 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis," which makes changes to both the variable interest model and voting interest model and eliminates the indefinite deferral of FASB Statement No. 167, included in ASU 2010-10, for certain investment funds. All reporting entities that hold a variable interest in other legal entities will need to re-evaluate their consolidation conclusions as well as disclosure requirements. This ASU is effective for annual periods beginning after December 15, 2015, including any interim period. The adoption of this standard had no impact on our financial statements.

In August 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements – Going Concern (Subtopic 205-40), effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. This standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The guidance is effective for annual reporting periods ending after December 15, 2016, the Company adopted this guidance on January 1, 2016. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2016, the FASB issued an accounting standard update which simplifies the accounting for share-based payment transactions, inclusive of income tax accounting and disclosure considerations. This guidance is effective for fiscal and interim periods beginning after December 15, 2016 and is required to be applied retrospectively to all impacted share-based payment arrangements. We adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In February 2016, the FASB issued an accounting standard update which modifies the accounting for leasing arrangements, particularly those arrangements classified as operating leases. This update will require entities to recognize the assets and liabilities arising from operating leases on the balance sheet. This guidance is effective for fiscal and interim periods beginning after December 15, 2018 and is required to be applied retrospectively to all leasing arrangements. The Company is currently assessing the effects that this guidance may have on the financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, clarifying the Definition of a Business ("ASU 2017-01"). The standard clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions of assets or businesses. ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Under ASU 2017-01, to be considered a business, the assets in the transaction need to include an input and a substantive process that together significantly contribute to the ability to create outputs. Prior to the adoption of the new guidance, an acquisition or disposition would be considered a business if there were inputs, as well as processes that when applied to those inputs had the ability to create outputs. Early adoption is permitted for certain transactions. Adoption of ASU 2017-01 may have a material impact on the Company’s financial statements if we enter into future business combinations.

F-11

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

Note 3: Furniture and equipment

Property and equipment consisted of the following:

	2017	2016
Furniture and Fixtures	$10,425	$7,724
Equipment	7,579	7,579
Trade Show Display	2,640	-
Total	20,644	13,303
Less: Accumulated Depreciation	(5,231)	(4,165)
Property and Equipment net	$15,413	$11,138

Depreciation expense amounted to $1,066 and $1,614 for the years ended December 31, 2017 and 2016 respectively.

Note 4: Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following:

	2017	2016

Accounts payable	$102,249	$20,210
Credit cards payable	5,398	22,647
Accrued interest	16,766	6,966
Sales tax payable	7,147	-
Other	1,600	800
Total Accounts payable and Accrued expenses	$133,160	$50,623

Note 5: Notes Payable

A summary of Notes Payable are as follows:

	December 31, 2017	December 31, 2016
Note payable dated August 22, 2016, bearing interest at 12% per annum, due November 22, 2016, past due at year end, paid in full July 2018	$75,000	$75,000

Note payable dated November 21, 2016, bearing interest at 12% per annum, due February 21, 2017, currently past due	90,000	90,000

Note payable dated December 16, 2016, bearing interest at 19% per annum, due January 9, 2017	-	29,000

Note payable dated July 11, 2016 for $100,000, bearing interest at 19% per annum, due January 11, 2017	-	28,533

Line of credit established in 2014 with a maximum credit limit of $81,700, with interest up to 10%	-	44,651

Total notes payable	165,000	267,184
Less: current portion	165,000	267,184
Long term portion of notes payable	$-	$-

F-12

As of December 31, 2017, and December 31, 2016, accrued interest on these loan outstanding balances for $16,766 and $6,965 respectively.

In addition to the above, in 2016 the Company borrowed and re-paid two lenders a total of $250,000 and repaid a lender $37,500 that originally loaned funds in 2015.

Note 6: Convertible Notes Payable

In December 2017, the Company issued $1,643,500 in convertible debentures to 36 investors during 2017, carrying 0% interest rate and a maturity date of three years after issuance. These convertible debentures will automatically convert upon maturity into common stock, if not converted or repaid sooner, at a conversion rate of $0.20 per share subject to certain conditions. These notes become convertible upon the closing of a reverse merger transaction. This transaction has not closed as of December 31, 2017 resulting in these notes not being convertible. The Company determined that these notes qualified as conventional convertible instruments. Further the Company evaluated the conversion feature and determined that there was no beneficial conversion feature. Imputed interest of $6,156 was calculated and accrued at 4% on ending balance of 2017 convertible debt and recorded to additional paid in capital.

In May 2017, the Company issued $100,000 of the convertible debentures that were due in October 2017. This note was converted in December 2017 into 1,437 common shares in accordance with the Convertible Promissory Note agreement.

As of December 31, 2015 the Company had convertible notes payable outstanding of $150,000. In 2016, an additional $250,000 of proceeds were received on convertible notes payable. Later in 2016, $25,000 of the balance was repaid in cash and the remaining $375,000 balance was converted to 5,362 shares of common stock.

Note 7: Income Taxes

At December 31, 2017, the Company had state net operating loss carry forwards of approximately $1,371,467 that expire in various years through the year 2037.

Due to operating losses, there is only the minimum current state income tax provision of $800 for the years ended December 31, 2017 and 2016.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

F-13

The Company’s deferred tax asset at December 31, 2017 and 2016 consists of net operating loss carry forwards calculated using state effective tax rates equating to approximately $20,572 and $11,167, respectively, plus nominal reserves not currently deductible to approximately $239 and $0, respectively, less a valuation allowance in the amount of approximately $20,733 and $11,105, respectively. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in both 2017 and 2016. The valuation allowance increased by approximately $9,628 for the year ended December 31, 2017.

The Company's deferred tax liabilities at December 31, 2017 and 2016 consist of fixed asset basis difference equating to approximately $78 and $62, respectively.

The Company’s total deferred tax asset as of December 31, 2017 and 2016 is as follows:

	2017	2016
Deferred Tax Assets	20,811	11,167
Valuation Allowance	(20,733)	(11,105)
Total Deferred Tax Assets	78	62
Total Deferred Tax Liabilities	(78)	(62)
Net Deferred Tax Assets (Liabilities)	-	-

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law by President Trump. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018, while also repealing the deduction for domestic production activities, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. U.S. GAAP requires that the impact of tax legislation be recognized in the period in which the law was enacted. The provisional amounts incorporate assumptions made based upon the Company’s current interpretation of the Tax Reform Act and may change as the Company receives additional clarification and implementation guidance. As the Company is taxed as an S-Corporation, the change in federal tax rates would not have an impact on the deferred tax assets or valuation allowance in place as of December 31, 2017.

On March 1, 2018, the Company filed an election to voluntarily revoke their S Corporation Election for Federal and State income tax purposes. The effective date of the revocation is January 1, 2018. Once the revocation has been approved by the Internal Revenue Service (“IRS”), the Company will be treated as a C Corporation for Federal and State income tax purposes effective January 1, 2018.

Note 8: Equity

Common Stock

The Company is authorized to issue up to 1,000,000 shares of common stock with a par value of $0.0001. The stock has been designated 600,000 shares to Series A and 400,000 shares to Series B. All shares discussed are Series A as no Series B have been issued.

For the year ended December 31, 2016:

During 2016 the Company issued Mr. Davis 350 shares for services as an officer of the Company. The total value of the issuance was $41,962.

F-14

During 2016 three Convertible Note holders converted $375,000 of Convertible Notes into a total of 5,362 shares in accordance with the agreements.

During 2016 the Company received a capital contribution from a customer amounting to $11,685.

For the year ended December 31, 2017:

During 2017, the Company issued to Singlepoint a certificate representing ten percent (10%) of the Company Membership Interests or 10,000 shares. In consideration thereof, SinglePoint issued to the Company a certificate representing that number of shares of Singlepoint Common Stock with an aggregate value of Two Hundred Thousand Dollars ($200,000) based on the average ten previous trading day’s closing price per share as well Two Hundred Thousand Dollars ($200,000) of cash.

During 2017 one Convertible Note holders converted $100,000 of Convertible Notes into a total of 1,437 shares in accordance with the agreements.

During 2017 the Company re-purchased 28,000 shares of stock from a former officer for $110,000.

During 2017 the Company issued Mr. Davis 20,560 shares and Mr. Adams 25,500 shares of stock for services as officers of the Company. The total value of the issuance was $180,953 including the re-issuance of the shares previously purchased.

In December 2017 the Company issued convertible debentures with a 0% stated interest rate. As a result imputed interest was calculated and recorded to equity in the amount of $6,156.

Stock Options and Warrants

A summary of stock option and stock warrant information is as follows:

	Aggregate Number	Aggregate Excersie Price	Exercise Price Range	Weighted Average Excersie Price
Outstanding at December 31, 2015	2,750	$193	$0.07-$0.071	$0.07
Granted	3,655	260	$0.071	0.07
Exercised	-	-	-	-
Forfeited and cancelled	-	-	-	-
Outstanding at December 31, 2016	6,405	453	$0.07-$0.071	0.07
Granted	20,808	312	$0.001-$0.071	0.02
Exercised	-	-	-	-
Forfeited and cancelled	-	-	-	-
Outstanding at December 31, 2017	27,213	$765	$0.001-$0.071	$0.03

The weighted average remaining contractual life is approximately 1.9 years for stock options and warrants outstanding on December 31, 2017. All of the above options and warrants were fully vested at the time of issuance. Stock based compensation related to the above issuances as $362,526 and $274,145 for the years ended December 31, 2017 and 2016, respectively.

In order to determine the fair market value of options and warrants, the Company used the binomial calculation model. The key estimates used in the model were the stock price ranging from $3.96 to $75.00, expiration date up to three years, 200% volatility and discount rate for bond equivalent yield of 1.47%.

In April 2018, 10,651 options were converted into common shares.

F-15

Note 9: Related party

In 2017, Danny Davis executive and founder of this company was paid $180,000 and was awarded 20,560 shares of the company, whereas Mark Adams president of this company was paid $15,000 and was awarded 25,500 shares. In 2016, Danny Davis had not withdrawn any salary and Mark Adams had not joined the company.

Note 10: Commitments

Employment agreement

In December 2017, the Company entered into an employment agreement with Daniel Davis and Mark Adams. As of the Effective Date, and for one year of the date therefrom, the Executive’s annual salary shall be equal to $180,000 and $120,000, respectively, per annum (the “Annual Salary”). The Annual Salary shall be paid to the Executive in equal installments in accordance with the Company’s usual payroll practices.

Executive’s Annual Salary shall increase automatically at the rate of five percent (5%) per year for four years, beginning on the anniversary date of the Effective Date. In addition to the automatic raises set forth above, the Annual Salary may also be increased from time to time by merit and general increases in amounts determined by the Board.

Performance Bonus. In addition to the Annual Salary, the Executive is eligible to earn an annual bonus of up to thirty percent (30%) of Executive’s Annual Salary (the “Performance Bonus”). The amount of the Performance Bonus will be determined in good faith by the Board, based upon the following factors:

(a)	Fifty percent (50%) of the Performance Bonus shall be based upon the achievement of the Executive’s individual objectives, as defined in writing and presented to Executive annually by the Board.

(b)	Fifty percent (50%) of the Performance Bonus shall be based upon the achievement of Company objectives – which shall include specifically, meeting or exceeding the revenue targets and other objectives as determined by the Board.

The initial set of performance objectives, both for Executive individually and for the Company, will be reasonably established by the Board within sixty (60) days of the Effective Date of this Agreement. Subsequent performance objectives, both for Executive individually and for the Company, will be reasonably established by the Board within sixty (60) days of the beginning of the calendar year to which the Performance Bonus relates. The Performance Bonus shall be paid to Executive in the first regular payroll period after the Board makes a good faith determination that such Performance Bonus has been earned, but in no event shall the Performance Bonus be paid later than March 1 of the calendar year immediately following the calendar year in which the bonus was earned.

Executive. In addition to salary, the agreement provided for the option of 1,000,000 common shares of the Company, which shall vest at a rate of 28,000 share for each full one-month period worked from the effective date. If this Agreement is terminated pursuant to written notice by company to executive on or before the date that is one year after the Effective Date, all the options shall vest and the Executive shall retain the options subject to their terms and the terms hereof. The options may contain terms providing the issuer the right to accelerate vesting and/or require the exercise of options prior to the initial public offering and listing of the issuer. The Company may arrange for the grant of additional options to the Executive from time to time based on the Executive’s performance and other relevant factors as the Board may determine in its discretion.

All options to purchase Holdings Shares granted to the Executive shall be subject to the terms of the stock option agreement pursuant to which they are granted and the terms of the stock option plan under which they are granted in effect from time to time. Shares issuable on exercise of the options shall be subject to any escrow, trading restriction, or other requirement imposed by any stock exchange or securities regulatory authority upon initial public offering or listing of the shares. The Executive shall take such steps and execute and deliver such documents as may be required to effect the foregoing.

F-16

The Company may terminate Executive’s employment for Cause immediately upon Notice from the Company to Executive. For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following: (i) Executive’s conviction of or plea of nolo contendere to any felony crime involving fraud, dishonesty, or moral turpitude; (ii) Executive’s commission of, or participation in, a fraud against the Company. In the event Executive’s employment is terminated for Cause, the Company shall have no further obligations to Executive other than to pay all compensation and expense reimbursements owing for services rendered and reasonable business expenses incurred by Executive prior to the effective date of such termination.

Upon termination of this Agreement pursuant, the Company shall provide to the Executive:

(a) A lump sum payment equal to the greater of (i) twelve (12) months’ Annual Salary at the Executive’s then-current rate, or (ii) Executive’s Annual Salary for the remainder of the Term;

(b) if applicable, to the extent permitted by the Company’s group insurance carrier and applicable law,

continued group insurance benefits coverage, together with reimbursement of the individual life insurance premium for the period of time equal to the number of months in respect of which payment is due pursuant and

(c) any other amounts (including but not limited to any earned Performance Bonus during Executive’s active employment that may be payable pursuant to this Agreement) accrued and earned by Executive prior to the effective date of termination.

If a Change of Control occurs and the Executive is not offered continued employment on a comparable basis after the Change of Control, the Executive shall be entitled to receive, within thirty (30) days after the Change of Control, a sum equivalent to twelve (12) months’ Annual Salary, plus an additional 4% of Annual Salary in lieu of benefits, and any Performance Bonus that has been earned by Executive prior to the effective date of the Executive’s termination from the Company. Thereafter, the Company shall have no further obligations to the Executive under this Agreement other than payment of any other amounts accrued as owing to the Executive under this Agreement as of the date the Change of Control occurs.

Operating Lease

In March 2017, the Company entered into an office lease located in Racho Santa Margarita, California with an initial term of 37 months. Base monthly rent is approximately $3,200 per month plus net operating expenses. A deposit equal to one-month rent was paid and the commencement of the lease. The lease can be extended for a two-year period at the then fair market value. Minimum lease payment under this arrangements for 2018, 2019 and 2020 is $47,930, $48,968 and $20,600, respectively.

Operating lease expenses for the years ended December 31, 2017 and 2016 was $45,863 and 27,685, respectively.

Note 11: Subsequent Events

In January 2018 the Company received an additional $75,000 of proceeds under the same terms as the convertible notes issued in December 2017 as discussed above.

In March 2018, the Company received an additional $1,500,000 of proceeds for the issuance of convertible notes. The notes mature one year after issuance and are convertible into approximately 3.3% of the shares outstanding based on an agreed upon conversion valuation of $45,000,000.

In April 2018, 10,651 options were converted into common shares.

F-17

JACKSAM CORPORATON

FKA CHINA GRAND RESORTS INC.

Jacksam Corporation
Consolidated Balance Sheets

	September 30,	December 31,
	2018	2017
Assets

Current Assets:
Cash	$988,379	$1,146,374
Accounts receivable, net	53,700	-
Inventory, net	739,095	124,121
Marketable securities	-	200,004
Total Current Assets	1,781,174	1,470,499

Property and Equipment, net	14,879	15,413
Other Assets	36,672	2,461

Total Assets	$1,832,725	$1,488,373

Liabilities and Stockholders (Deficit)

Current Liabilities:
Accounts Payable and Accrued Expenses	81,006	133,160
Deferred Revenue	376,483	200,852
Convertible notes payable, current portion	1,500,000	-
Notes Payable	89,529	165,000
Accrued liabilities - other	1,642,118	-
Total Current Liabilities	3,689,136	499,012

Long-Term Liabilities:
Convertible Notes Payables	1,718,500	1,643,500
Total Long-Term Liabilities	1,718,500	1,643,500

Total Liabilities	5,407,636	2,142,512

Stockholders' Deficit:
Common Stock - 100,000,000 authorized, $0.001 par value, 48,272,311 and 41,828,952 shares issued and outstanding, respectively	48,272	41,829
Additional Paid-In Capital	(21,793)	1,883,656
Accumulated Deficit	(3,601,390)	(2,579,624)
Total Stockholders' Deficit	(3,574,911)	(654,139)

Total Liabilities, and Stockholders' Deficit	$1,832,725	$1,488,373

The accompanying notes are an integral part of these financial statements

F-18

Jacksam Corporation
Consolidated Statements of Operations
For the three and nine months ended September 30, 2018 and September 30, 2017

	Three Months ended		Nine Months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Sales	$1,613,419	$467,089	$4,965,646	$1,317,946

Cost of Sales	1,232,217	516,270	3,344,655	904,739

Gross Profit (Loss)	381,202	(49,181)	1,620,991	413,207

Operating Expenses
Salaries and wages (including Contractors)	477,212	82,408	1,169,856	257,326
Other Selling, general and administrative expenses	468,841	159,969	1,364,896	507,170
Total operating expenses	946,053	242,377	2,534,752	764,496

Loss from operations	(564,851)	(291,558)	(913,761)	(351,289)

Other Expense
Other Expense	(6,503)	-	(6,503)	-
Interest expense	(35,174)	(10,408)	(101,502)	(59,115)
Total Other Expense	(41,677)	(10,408)	(108,005)	(59,115)

Net Loss	$(606,528)	$(301,966)	$(1,021,766)	$(410,404)

Net Loss Per Share
Basic and Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Weighted average shares outstanding
Basic and Diluted	45,575,351	50,236,238	43,575,351	40,169,806

The accompanying notes are an integral part of these financial statements

F-19

Jacksam Corporation
Consolidated Statements of Cash Flows
For the nine months ended September 30, 2018 and September 30, 2017

	2018	2017
Cash Flows from Operating Activities
Net loss	$(1,021,766)	$(410,404)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	534	800
Loss on sale of marketable securities	6,504	-
Imputed interest	83,112	-
Inventory impairment	128,640	-
Net change in:
Accounts receivable	(53,700)	-
Inventory	(743,614)	(78,840)
Other assets	(34,211)	(2,461)
Accounts payable and accrued expenses	(52,154)	59,698
Deferred revenue	175,631	253,856

Net Cash used in Operating Activities	(1,511,024)	(177,351)

Cash Flows from Investing Activities
Proceeds from sale of marketable securities	193,500	-
Purchase of Property and Equipment	-	(5,341)

Net Cash used in Investing Activities	193,500	(5,341)

Cash Flows from Financing Activities
Proceeds from convertible notes payable	1,575,000	100,000
Payments on notes payable	(75,471)	(102,184)
Payments related to reverse acquisition and re-purchase of shares	(340,000)	-
Proceeds from the sale of common stock	-	200,000

Net cash provided by financing activities	1,159,529	197,816

Net Change in Cash and Cash Equivalents	(157,995)	15,124

Cash and Cash Equivalents, Beginning of Period	1,146,374	-

Cash and Cash Equivalents, End of Period	$988,379	$15,124

Cash Paid For:
Taxes	$-	$-
Interest	$-	$-

Non-cash transactions:
Recapitalization related to reverse merger	$1,642,118	$-
Common stock issued to settle convertible notes payable	$-	$100,000

The accompanying notes are an integral part of these financial statements

F-20

China Grand Resorts, Inc. and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1: Organization and Nature of Operations

China Grand Resorts, Inc. (the “Company”) was organized under the laws of the State of Nevada on September 21, 1989 under the name Fulton Ventures, Inc. Effective on November 16, 2009, the name was changed to China Grand Resorts Inc. After the September 30, 2014 10Q filing, the management of the Company abandoned the Company and the subsidiaries were taken back by the PRC national companies in China who owned them. The remaining parent company, China Grand Resorts, Inc. became a dormant company until 2016 when a new shareholder acquired stock to become the majority shareholder and owner of the Company.

On September 14, 2018, the Company’s wholly-owned subsidiary, Jacksam Acquisition Corp., a corporation formed in the State of Nevada on September 11, 2018, or the Acquisition Sub, merged with and into Jacksam Corporation, a corporation incorporated in August 2013 in the State of Delaware, referred to herein as Jacksam. Pursuant to this transaction, or the Merger, Acquisition Sub was the surviving corporation, and changed its name to “Jacksam Corporation”.

In accordance with the terms of the Exchange Agreement, and in connection with the completion of the acquisition, on the Closing Date the Company issued 45,000,000 shares of common stock, par value $0.001 per share to the Jacksam shareholders in exchange for all of the issued and outstanding Jacksam. In addition, the previous owners of China Grand Resorts, Inc. returned 30,000,000 shares of common stock to the treasury of the Company. Following the acquisition there was a total of 48,272,311 shares of common stock issued and outstanding of which 3,272,311 are held by shareholders of the Company prior to the merger. In connection with the above transaction $340,000 was paid to the former controlling shareholder related to the return of 30,000,000 shares of common stock.

As a result of the Merger, we acquired the business of Jacksam and will continue the existing business operations of Jacksam as our wholly-owned operating subsidiary under the name Jacksam Corporation.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, the China Grand Resorts, Inc. historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Jacksam, prior to the Merger, in all future filings with the SEC.

Jacksam Corp. (“Jacksam”) is a technology company focused on developing and commercializing products utilizing a proprietary technology platform. The Company services the medical cannabis, hemp and CBD segments of the larger e-cigarette and vaporizer markets with oil vaporizer focused products. As of December 31, 2017, the Company had two principal product lines consisting of vape cartridges and batteries and a filling machine. Customers are primarily businesses operating in jurisdictions that have some form of cannabis legalization. These businesses include medical and recreational dispensaries, large and small scale processors and growers, and distributors. The Company expects continued growth as they take measures to invest in their own molds and intellectual property. The Company operates and sells products from the website www.Convectium.com.

Note 2: Significant Accounting Policies

Basis of Preparation

The interim unaudited condensed consolidated financial statements as of September 30, 2018, and for the three and nine months ended September 30, 2018 and 2017, have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Jacksam Corporation’s audited financial statements and notes filed with the SEC on September 17, 2018 on Form 8-K for the year ended December 31, 2017.

F-21

Inventory

Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method or net realizable value. Cost principally consists of the purchase price (adjusted for lower of cost or market), customs, duties, and freight. The Company periodically reviews historical sales activity to determine potentially obsolete items and evaluates the impact of any anticipated changes in future demand.

At September 30, 2018 and December 31, 2017, the Company had $739,095 and $124,121 in inventory, respectively. The September 30, 2018 and December 31, 2017 inventory consisted entirely of finished goods. The Company will maintain an allowance based on specific inventory items that have shown no activity over a 24-month period. The Company tracks inventory as it is disposed, scrapped or sold at below cost to determine whether additional items on hand should be reduced in value through an allowance method. As of September 30, 2018, and December 31, 2017, the Company has determined that an allowance of $0 and $0 is required.

Revenue Recognition

The Company derives revenues from the sale of machines and product income. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services.

Revenue is recognized based on the following five step model:

o	Identification of the contract with a customer

o	Identification of the performance obligations in the contract

o	Determination of the transaction price

o	Allocation of the transaction price to the performance obligations in the contract

o	Recognition of revenue when, or as, the Company satisfies a performance obligation

On January 1, 2017, the Company adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers” and all the related amendments (“new revenue standard”) to all contracts using the modified retrospective method, while prior period amounts are not adjusted and continue to be reported in accordance with historic accounting standards under Topic 605. The adoption has had an immaterial impact to the Company’s comparative net income and as such comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new standard to be immaterial to the Company’s net income on an ongoing basis.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have a source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully execute the business plan and attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

F-22

Historically, it has mostly relied upon convertible notes payable and cash flows from operations to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Potential common stock equivalents are determined using the treasury stock method. For diluted net loss per share purposes, the Company excludes stock options and other stock-based awards, including shares issued as a result of option exercises but which are subject to repurchase by the Company, whose effect would be anti-dilutive from the calculation. During the three and nine months ended September 30, 2018 and 2017, common stock equivalents were excluded from the calculation of diluted net loss per common share, as their effect was anti-dilutive due to the net loss incurred. Therefore, basic and diluted net loss per share was the same in all periods presented.

The Company had 5,000,000 and 3,171,048 potentially dilutive securities that have been excluded from the computation of diluted weighted-average shares outstanding as of September 30, 2018 and 2017, as they would be anti-dilutive.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation (“ASC 718”), which requires that stock-based compensation be measured and recognized as an expense in the financial statements and that such expense be measured at the grant date fair value.

For awards that vest based on service conditions, the Company uses the straight-line method to allocate compensation expense to reporting periods. The grant date fair value of options granted is calculated using the Black-Scholes option pricing model, which requires the use of subjective assumptions including volatility, expected term and the fair value of the underlying common stock, among others.

The Company periodically issues performance-based awards. For these awards, vesting will occur upon the achievement of certain milestones. When achievement of the milestone is deemed probable, the Company expenses the compensation of the respective awards over the implicit service period.

Stock awards to non-employees are accounted for in accordance with ASC 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). The measurement date for non-employee awards is generally the date performance of services required from the non-employee is complete. For non-employee awards that vest based on service conditions, the Company expenses the value of the awards over the related service period, provided they expect the service condition to be met. The Company records the expense of services rendered by non- employees based on the estimated fair value of the stock option using the Black-Scholes option pricing model over the contractual term of the non-employee. The fair value of unvested non-employee awards is remeasured at each reporting period and expensed over the vesting term of the underlying stock options on a straight-line basis. The Company adopted ASU No. 2016-09 Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting during the year ended December 31, 2017.

The stock-based compensation plans provide that grantees may have the right to exercise an option prior to vesting. Shares purchased upon the exercise of unvested options will be subject to the same vesting schedule as the underlying options and are subject to repurchase at the original exercise price by the Company should the grantee discontinue providing services to the Company for any reason, prior to becoming fully vested in such shares.

F-23

Issuance Costs Related to Equity and Debt

The Company allocates issuance costs between the individual freestanding instruments identified on the same basis as proceeds were allocated. Issuance costs associated with the issuance of stock or equity contracts (i.e., equity-classified warrants and convertible preferred stock) are recorded as a charge against the gross proceeds of the offering. Any issuance costs associated with the issuance of liability-classified warrants are expensed as incurred. Issuance costs associated with the issuance of debt (i.e., convertible debt) is recorded as a direct reduction of the carrying amount of the debt liability but limited to the notional value of the debt. The Company accounts for debt as liabilities measured at amortized cost and amortizes the resulting debt discount to interest expense using the effective interest method over the expected term of the notes pursuant to ASC 835, Interest (“ASC 835”). To the extent that the reduction from issuance costs of the carrying amount of the debt liability would reduce the carrying amount below zero, such excess is recorded as interest expense.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options.” Under the ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for our convertible debt instruments is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on the consolidated balance sheets and the value of the equity component is treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we are required to record non-cash interest expense as a result of the amortization of the discounted carrying value of the convertible debt to their face amount over the term of the convertible debt. We report higher interest expense in our financial results because ASC 470-20 requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest.

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount. When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Derivatives and Hedging

On July 1, 2017, the Company early adopted ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features. The Company has concluded that the retroactive provisions of ASU 2017-11 had no impact on the accounting for the Company’s previously outstanding warrant which had been issued to the warrantholder as stock compensation.

ASU 2017-11 changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. ASU 2017-11 also clarifies existing disclosure requirements for equity- classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, “Debt—Debt with Conversion and Other Options”), including related EPS guidance (ASC 260). Part II of ASU 2017-11 recharacterize the indefinite deferral of certain provisions of ASC 480 that now are presented as pending content in the ASC, to a scope exception. Those amendments do not have an accounting effect.

F-24

Prior to the early adoption of ASU 2017-11, an equity-linked financial instrument with a down round feature that otherwise is not required to be classified as a liability under the guidance in ASC 480 is evaluated under the guidance in ASC 815, “Derivatives and Hedging,” to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting. Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), the existence of a down round feature results in an instrument not being considered indexed to an entity’s own stock. This results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

ASU 2017-11 revises the guidance for instruments with down round features in ASC 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. An entity still is required to determine whether instruments would be classified in equity under the guidance in ASC 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities and embedded conversion options with down round features are no longer bifurcated.

For entities that present EPS in accordance with ASC 260, and when the down round feature is included in an equity-classified freestanding financial instrument, the value of the effect of the down round feature is treated as a dividend when it is triggered and as a numerator adjustment in the basic EPS calculation. This reflects the occurrence of an economic transfer of value to the holder of the instrument, while alleviating the complexity and income statement volatility associated with fair value measurement on an ongoing basis. Convertible instruments are unaffected by ASU 2017-11.

Part I of ASU 2017-11 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. ASU 2017-11 Part 1 should be applied retrospectively to outstanding financial instruments with a down round feature for each prior reporting period presented in accordance with the guidance on accounting changes in paragraphs ASC 250-10-45-5 through 45-10.

The Company has determined that there were no previously outstanding financial instruments that fall under the scope of ASU 2017-11. Therefore, the Company has not determined and has not recorded a cumulative-effect adjustment to the balance sheet.

ASU 2017-11 Part II does not require any transition guidance because those amendments do not have an accounting effect.

The Company considered the impact of Part 1 of ASU 2017-11 and determined the Company had no financial instruments previously carried as derivative liabilities that were deemed to be such on the basis of embedded features containing down round provisions, resulting in the strike price being reduced on the basis of the pricing of future equity offerings. As a result, upon the early adoption provisions of ASU 2017-11, the Company did not record any adjustment to its books to account for any transition accounting issues.

Subsequent Events

The Company evaluates events occurring after the date of its consolidated balance sheet for potential recognition or disclosure in its consolidated financial statements. There have been no subsequent events that occurred through the date the Company issued its consolidated financial statements that require disclosure in or adjustment to its consolidated financial statements.

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Principles of Consolidation

The accompanying consolidated financial statements include the accounts of China Grand Resorts, Inc. and its wholly owned subsidiary. All intercompany transactions and balances are eliminated in consolidation.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its consolidated financial position or results of operations upon adoption.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance. The new standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB approved a one-year deferral of the effective date of this standard to annual reporting periods, and interim reporting periods within those years, beginning after December 15, 2017. The Company adopted this standard effective January 1, 2018 using the modified retrospective method. The adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory (“ASU 2015- 11”). ASU 2015-11, which simplifies the measurement of inventories valued under most methods, including the Company’s inventories valued under FIFO — the first-in, first-out cost method. Inventories valued under LIFO — the last-in, first-out method — are excluded. Under this new guidance, inventories valued under these methods would be valued at the lower of cost and net realizable value, with net realizable value defined as the estimated selling price less reasonable costs to sell the inventory. This guidance is effective for annual reporting beginning after December 15, 2016, including interim periods within the year of adoption, with early application permitted. The Company adopted this standard on January 1, 2017. The adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which addresses the recognition, measurement, presentation and disclosure of financial assets and liabilities. This ASU primarily affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. In addition, this ASU clarifies the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. This standard became effective on January 1, 2018. This standard did not have a material impact on our consolidated financial statements and related disclosures for the six months ended June 30, 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), or ASU 2016-02. ASU 2016-02 requires that lessees recognize in the statement of financial position for all leases (with the exception of short-term leases) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use asset, which is an asset representing the lessee’s right to use the underlying asset for the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. Lessees must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees may not apply a full retrospective transition approach. The adoption of this guidance is not expected to have a significant impact on our consolidated financial statements.

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In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). ASU 2016-09 will simplify the income tax consequences, accounting for forfeitures and classification on the statements of consolidated cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods, with early adoption permitted. The Company elected to adopt ASU 2016-09 in the first quarter of 2017 retrospectively to January 1, 2017. As a result of adopting ASU No. 2016-09 during the year ended December 31, 2017, the Company adjusted its accumulated deficit related to the accounting policy election to recognize the impact of share-based award forfeitures only as they occur rather than by applying an estimated forfeiture rate as previously required. ASU No. 2016-09 requires that this change be applied using a modified-retrospective transition method by means of a cumulative-effect adjustment to accumulated deficit as of the beginning of the fiscal year in which the guidance is adopted. As a result of this adoption, the Company recorded a decrease to accumulated deficit of approximately $28 thousand with an offset to Additional Paid-in Capital as of January 1, 2017.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), or ASU 2016-15. The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under FASB Accounting Standards Codification 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. We have evaluated the impact of ASU No. 2016-15 and noted it had no impact on our consolidated financial statements for the six months ended June 30, 2018.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issue Task Force), or ASU 2016-18. This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. Our consolidated financial statements reflect this standard for the six months ended June 30, 2018 and 2017.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (ASC 260) Distinguishing Liabilities from Equity (ASC 480) Derivatives and Hedging (ASC 815),” which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. For public business entities, the amendments in Part I of ASU 2017-11 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company has chosen to early adopt this standard on April 1, 2018 with retroactive restatement of comparative periods. The Company has concluded that the retroactive provisions of ASU 2017-11 had no impact on the accounting for the Company’s previously outstanding warrant which had been issued to the warrantholder as stock compensation.

Note 3: Property and equipment

Property and equipment consisted of the following:

	September 30, 2018	December 31, 2017
Furniture and Fixtures	$10,425	$10,425
Equipment	7,579	7,579
Trade Show Display	2,640	2,640
Total	20,644	20,644
Less: Accumulated Depreciation	(5,765)	(5,231)
Property and Equipment net	$14,879	$15,413

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Depreciation expense amounted to $534 and $800 for the nine months ended September 30, 2018 and 2017, respectively.

Note 4: Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following:

	September 30, 2018	December 31, 2017

Accounts payable	$36,187	$102,249
Credit cards payable	12,999	5,398
Accrued interest	473	16,766
Sales tax payable	30,071	7,147
Other	1,276	1,600
Total Accounts payable and Accrued expenses	$81,006	$133,160

Note 5: Notes Payable

A summary of Notes Payable are as follows:

	September 30, 2018	December 31, 2017
Note payable dated August 22, 2016, bearing interest at 12% per annum, due November 22, 2016, past due at year end, paid in full July 2018	$-	$75,000

Note payable dated November 21, 2016, bearing interest at 12% per annum, due February 21, 2017, currently past due	89,529	90,000

Total notes payable	89,529	165,000
Less: current portion	89,529	165,000
Long term portion of notes payable	$-	$-

As of September 30, 2018 and December 31, 2017, accrued interest on these loans outstanding balances for $473 and $16,766, respectively.

Note 6: Convertible Notes Payable

In December 2017, the Company issued non-interest bearing convertible debentures to 36 investors in exchange for $1,643,500 (the “2017 Notes”). The 2017 Notes have a three-year term and are convertible into the Company’s common stock at a per share price of $0.20 at any time subsequent to the issuance date. On the maturity date, if not previously converted, the 2017 Notes are subject to a mandatory conversion to the Company’s common stock. In January 2018, the Company issued non-interest bearing convertible notes with the same terms as the 2017 Notes in exchange for an additional $75,000. The Company determined that the 2017 Notes qualified as conventional convertible instruments. The Company evaluated the conversion feature and determined that no beneficial conversion feature existed on the issuance dates. Imputed interest of $51,222 was calculated and accrued at 4% and recorded to additional paid in capital.

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In March 2018, the Company issued non-interest bearing convertible notes to two investors in exchange for $1,500,000 (the “2018 Notes”). The 2018 Notes have a one-year term and are convertible into the Company’s common stock at a per share price of $0.90 at any time subsequent to the issuance date. Upon either the maturity date or a successful financing involving the Company’s common stock or a financial instrument convertible into common stock at a valuation of $45,000,000 or more, the 2018 Notes are subject to mandatory conversion to the Company’s common stock, if not previously converted. The Company determined that the 2018 Notes qualified as conventional convertible instruments.

Further the Company evaluated the conversion feature and determined that there was no beneficial conversion feature or derivative liabilities. Imputed interest of $31,890 was calculated and accrued at 4% and recorded to additional paid in capital.

Note 7: Accrued Liabilities – Other

Prior to the Merger, China Grand Resorts, Inc., recorded various liabilities that were incurred by former related parties. Management believes the relevant statute of limitations has passed and that no enforceable legal claim exists in relation to these liabilities. However, management does not intend to remove these liabilities, $1,642,118, from the Company’s financial statements until such time that the liability is formally settled or judicially released in accordance with ASC 405-20-40.

Note 8: Related Party

During the nine months ended September 30, 2018 prior to our reverse merger we advanced major shareholder and Chairman, Mr. Davis $25,000. The advance was repaid in full by Mr. Davis on April 2, 2018.

Note 9: Commitments

Operating Lease

In March 2017, the Company entered into an office lease located in Racho Santa Margarita, California with an initial term of 37 months. Base monthly rent is approximately $3,200 per month plus net operating expenses. A deposit equal to one-month rent was paid and the commencement of the lease. The lease can be extended for a two-year period at the then fair market value. Minimum lease payment under this arrangement for 2018 (October – December), 2019 and 2020 is $14,554, $48,968 and $20,600, respectively.

Operating lease expenses for the nine months ended September 30, 2018 and 2017 were $47,785 and $43,109, respectively.

Note 10: Equity

Common Stock

As of September 30, 2018, the authorized capital stock of the Company consists of 100,000,000 shares, of which 90,000,000 shares are designated as common stock and 10,000,000 shares of preferred stock.

In accordance with the terms of the Exchange Agreement, and in connection with the completion of the acquisition, on the Closing Date the Company issued 45,000,000 shares of common stock, par value $0.001 per share to the Jacksam shareholders in exchange for all of the issued and outstanding Jacksam common stock. In addition, the previous majority shareholder of China Grand Resorts, Inc. returned 30,000,000 shares of common stock to the treasury of the Company. Following the acquisition there was a total of 48,272,311 shares of common stock issued and outstanding of which 3,272,311 are held by shareholders of the Company prior to the merger.

Stock Options and Warrants

A summary of stock option and stock warrant information is as follows:

	Aggregate Number	Aggregate Exercise Price	Exercise Price Range	Weighted Average Exercise Price
Outstanding at December 31, 2017	8,171,048	$5,743	$0.0007	$0.0007
Granted	-	-	-	-
Exercised	(3,171,048)	743	0.0002	0.0002
Forfeited and cancelled	-	-	-	-
Outstanding at September 30, 2018	5,000,000	$5,000	$0.001	$0.001

The weighted average remaining contractual life is approximately 2.2 years for stock options and warrants outstanding on September 30, 2018. All of the above options and warrants were fully vested at the time of issuance. Stock based compensation is related to the above issuances.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$329.48
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous	$5,000.00
TOTAL	$65,329.48

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the directors or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

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Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

Shares Issued in Connection with the Merger

On September 14, 2018, pursuant to the terms of the Merger Agreement, all of the pre-Merger shares of common stock of Jacksam were exchanged for 45,000,000 shares of our Common Stock and rights to purchase, by conversion of the 2017 Debentures, the 2018 Notes, and by exercise of the Altar Rock Warrant up to 15,259,167 additional shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

(b) Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 14th day of November, 2018.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Adams (with full power to each of them to act alone), his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

JACKSAM CORPORATION (Registrant)

By:	/s/ Mark Adams
Name:	Mark Adams
Title:	President (Principal Executive Officer)

By:	/s/ Michael Sakala
Name:	Michael Sakala
Title:	CFO (Principal Financial Officer)

Name	Title	Date

/s/ Mark Adams	President and Director (Principal Executive Officer)	November 14, 2018
Mark Adams

/s/ Daniel Davis	Director	November 14, 2018
Daniel Davis

/s/ Scott Wessler	Director	November 14, 2018
Scott Wessler

/s/ Theodore Winston	Director	November 14, 2018
Theodore Winston

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to our Annual Report on Form 10-KSB filed on December 21, 2017)
3.2	Amended and Restated Bylaws (incorporated by reference to our Annual Report on Form 10-KSB filed on December 21, 2017)
3.3*	Articles of Merger filed with the Secretary of State of the State of Nevada on September 14, 2018
3.4	Articles of Merger filed with the Secretary of State of the State of Nevada on October 24, 2018 (incorporated by reference to Form 10Q filed on November 5, 2018)
4.1	Form of Debenture Agreement (incorporated by reference to form 8-K filed on September 17, 2018)
4.2	Form of Leak Out Agreement (incorporated by reference to form 8-K filed on September 17, 2018)
4.3	Form of Debenture Registration Rights Agreement (incorporated by reference to form 8-K filed on September 17, 2018)
4.4	Convertible Note & Agreement (incorporated by reference to form 8-K filed on September 17, 2018)
4.5	Warrant, issued December 1, 2017, by Jacksam Corporation to Altar Rock Capital, a Delaware LLC (incorporated by reference to form 8-K filed on September 17, 2018)
5.1*	Opinion of Bryan R. Clark, P.C.
10.1	Employment Agreement by and between Jacksam Corporation and Mark Adams dated December 22, 2017 (incorporated by reference to form 8-K filed on September 17, 2018)
10.2	Employment Agreement by and between Jacksam Corporation and Daniel Davis dated December 22, 2017 (incorporated by reference to form 8-K filed on September 17, 2018)
10.3	Office Lease dated March 27, 2017, by Jacksam Corporation (incorporated by reference to form 8-K filed on September 17, 2018)
10.4	Line of Credit Agreement (incorporated by reference to form 8-K filed on November 9, 2018)
23.1*	Consent of L&L CPA’s, PA
23.2*	Consent of Bryan R. Clark, P.C. (Included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page)

____________
*	Filed herewith

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